                                                                   EXHIBIT 10.11


                               CREDIT AGREEMENT

                                     AMONG

                          NATIONWIDE ELECTRIC, INC.,
                                 AS BORROWER,

                        VARIOUS FINANCIAL INSTITUTIONS
                                      AND

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                   AS AGENT,






                        CLOSING DATE: DECEMBER 22, 1998

                   ========================================

                        $30,000,000 REVOLVING AND TERM
                                CREDIT FACILITY

                   ========================================


                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                               TABLE OF CONTENTS

ARTICLE I  Definitions...........................................................................    1
  Section 1.1  Definitions.......................................................................    1
  Section 1.2  Cross References..................................................................   13

ARTICLE II  Amount and Terms of the Loans........................................................   13
  Section 2.1  Revolving Advances................................................................   13
  Section 2.2  Term Facility.....................................................................   14
  Section 2.3  Redemption of Preferred Stock.....................................................   14
               -----------------------------
  Section 2.4  Increase in Facility Amounts......................................................   15
               ----------------------------
  Section 2.5  Procedures for Borrowing..........................................................   16
  Section 2.6  Converting Floating Rate Advances to Eurodollar Rate Advances; Procedures.........   17
  Section 2.7  Procedures at End of a Interest Period............................................   18
  Section 2.8  Setting and Notice of Rates.......................................................   18
  Section 2.9  Funding Losses....................................................................   18
  Section 2.10 Right of Banks to Fund through Other Offices......................................   18
  Section 2.11 Discretion of Banks as to Manner of Funding.......................................   19
  Section 2.12 Letters of Credit.................................................................   19
  Section 2.13 Payment of Amounts Drawn Under Letters of Credit; Obligation of Reimbursement.....   20
  Section 2.14 Special Account...................................................................   21
  Section 2.15 Obligations Absolute..............................................................   21
  Section 2.16 Interest; Participations; Usury...................................................   22
  Section 2.17 Payment of Term Advances..........................................................   23
  Section 2.18 Collateral........................................................................   23
  Section 2.19 Fees..............................................................................   23
  Section 2.20 Voluntary Prepayments.............................................................   24
  Section 2.21 Mandatory Prepayment..............................................................   25
  Section 2.22 Computation of Interest and Fees; When Interest Due and Payable...................   25
  Section 2.23 Payment...........................................................................   25
  Section 2.24 Payment on Nonbusiness Days.......................................................   25
  Section 2.25 Use of Proceeds...................................................................   25
  Section 2.26 Permitted Acquisitions............................................................   26
               ----------------------
  Section 2.27 Capital Adequacy; Increased Costs and Reduced Return..............................   26
  Section 2.28 Funding Exceptions................................................................   27
               ------------------
  Section 2.29 Liability Records.................................................................   28

ARTICLE III  Conditions Precedent................................................................   28
  Section 3.1  Initial Conditions Precedent......................................................   28
  Section 3.2  Conditions Precedent to Advances Used for Permitted Acquisitions..................   30
               ----------------------------------------------------------------
  Section 3.3  Conditions Precedent to All Advances..............................................   30

ARTICLE IV  Representations and Warranties.......................................................   30

  Section 4.1  Corporate Existence and Power..............................................   30
  Section 4.2  Authorization of Borrowing; No Conflict as to Law or Agreements............   31
  Section 4.3  Legal Agreements...........................................................   31
  Section 4.4  Corporate Structure........................................................   31
                         ---------
  Section 4.5  Financial Condition........................................................   31
  Section 4.6  Adverse Change.............................................................   31
  Section 4.7  Litigation.................................................................   31
  Section 4.8  Hazardous Substances.......................................................   32
  Section 4.9  Investment Company Act.....................................................   32
               ----------------------
  Section 4.10 Public Utility Holding Company Act.........................................   32
               ----------------------------------
  Section 4.11 Default....................................................................   32
  Section 4.12 Regulation U...............................................................   32
  Section 4.13 Taxes......................................................................   32
  Section 4.14 Titles and Liens...........................................................   32
  Section 4.15 Solvency...................................................................   33
               --------
  Section 4.16 ERISA......................................................................   33

ARTICLE V  Affirmative Covenants..........................................................   34
  Section 5.1  Financial Statements.......................................................   34
  Section 5.2  Books and Records; Inspection and Examination..............................   36
  Section 5.3  Compliance with Laws.......................................................   36
  Section 5.4  Payment of Taxes and Other Claims..........................................   36
  Section 5.5  Maintenance of Properties..................................................   36
  Section 5.6  Insurance..................................................................   36
  Section 5.7  Preservation of Corporate Existence........................................   37
  Section 5.8  Year 2000..................................................................   37
               ---------
  Section 5.9  Maximum Consolidated Cash Flow Leverage Ratio..............................   37
  Section 5.10 Minimum Consolidated Fixed Charge Coverage Ratio...........................   37
               ------------------------------------------------
  Section 5.11 Minimum Consolidated Tangible Net Worth....................................   37
               ---------------------------------------

ARTICLE VI  Negative Covenants............................................................   38
  Section 6.1  Liens......................................................................   38
  Section 6.2  Indebtedness...............................................................   39
  Section 6.3  Guaranties.................................................................   40
  Section 6.4  Investments................................................................   40
  Section 6.5  Dividends; Redemptions.....................................................   40
               ----------------------
  Section 6.6  Issuance of Stock..........................................................   41
  Section 6.7  Sale of Assets.............................................................   41
  Section 6.8  Consolidation and Merger; Change of Control................................   41
                                         -----------------
  Section 6.9  Sale and Leaseback.........................................................   42
  Section 6.10 Subordinated Debt..........................................................   42
  Section 6.11 Capital Expenditures.......................................................   42
  Section 6.12 Accounts Payable...........................................................   42
               ----------------
  Section 6.13 Hazardous Substances.......................................................   42
  Section 6.14 Restrictions on Nature of Business.........................................   42

ARTICLE VII  Events of Default, Rights and Remedies..........................................   43
  Section 7.1  Events of Default.............................................................   43
  Section 7.2  Rights and Remedies...........................................................   45

ARTICLE VIII   Agency........................................................................   45
  Section 8.1  Authorization; Powers; Agent for Collateral Purposes..........................   45
  Section 8.2  Distribution of Collections; Norwest Advances; Banks' Right to Refuse to Fund
                                                                     -----------------------
                Advances During Default Periods; Bank Refuses to Fund........................   46
                -----------------------------------------------------
  Section 8.3  Expenses......................................................................   47
  Section 8.4  Use of the Term "Agent".......................................................   48
               -----------------------
  Section 8.5  Collections Received Directly by Banks........................................   48
  Section 8.6  Indemnification...............................................................   48
  Section 8.7  Priority in Collateral........................................................   48
  Section 8.8  Exculpation...................................................................   49
  Section 8.9  Agent and Affiliates..........................................................   49
  Section 8.10 Credit Investigation..........................................................   49
  Section 8.11 Defaults......................................................................   49
               --------
  Section 8.12 Resignation...................................................................   50
  Section 8.13 Obligations Several...........................................................   50
  Section 8.14 Sale or Assignment; Addition of Banks.........................................   50
               -------------------------------------
  Section 8.15 Participation.................................................................   51
               -------------
  Section 8.16 Borrower not a Beneficiary or Party...........................................   52
               -----------------------------------

ARTICLE IX  MISCELLANEOUS....................................................................   52
  Section 9.1  No Waiver; Cumulative Remedies................................................   52
  Section 9.2  Amendments, Etc...............................................................   52
  Section 9.3  Notices.......................................................................   52
  Section 9.4  Consent of Required Banks; Amendments, Requested Waivers, Etc.................   53
  Section 9.5  Disclosure of Information.....................................................   53
  Section 9.6  Costs and Expenses............................................................   53
  Section 9.7  Indemnification by Borrower...................................................   54
  Section 9.8  Execution in Counterparts.....................................................   54
  Section 9.9  Binding Effect, Assignment....................................................   54
  Section 9.10 Governing Law.................................................................   54
  Section 9.11 Severability of Provisions....................................................   54
  Section 9.12 Prior Agreements..............................................................   55
  Section 9.13 Headings......................................................................   55
  Section 9.14 Consent to Jurisdiction.......................................................   55
               -----------------------
  Section 9.15 Waiver of Jury Trial..........................................................   55

                               CREDIT AGREEMENT

                         Dated as of December 22, 1998

          Nationwide Electric, Inc., a Delaware corporation (the "Borrower"), Norwest Bank Minnesota, National Association, a national banking association ("Norwest" and in its capacity as administrative agent for the Banks as specified below, the "Agent") and each of the banks appearing on the signature pages hereof, together with such other banks as may from time to time become a party to this Agreement pursuant to the terms and conditions of Article VIII
                                                                ------------
hereof (collectively the "Banks" and individually each called a "Bank"), agree as follows:



                                   ARTICLE I


                                  DEFINITIONS

          Section 1.1 Definitions. For all purposes of this Agreement, except as
                      -----------
otherwise expressly provided or unless the context otherwise requires:

               (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

               (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

          "Accounts" means, as to any Person, the aggregate unpaid obligations of customers and other account debtors to such Person arising out of the sale or lease of goods or rendition of services by such Person on an open account or deferred payment basis.

          "Advance" means an advance of funds by the Banks to the Borrower pursuant to Article II.

          "Affiliate" means as to any Company, (a) any other Company, (b) any director or officer of any Company, (c) any Person who, individually or with his immediate family, beneficially owns or holds 5% or more of the voting interest of any Company, or (d) any Limited Liability Entity, partnership or other Person in which any Person or group of Persons described above directly or indirectly owns a 5% or greater equity interest.

          "Agent" means Norwest in its separate capacity as administrative agent under this Agreement.

          "Aggregate Revolving Facility Amount" means the sum of the Revolving Facility Amounts of the all of the Banks.

          "Aggregate Term Facility Amount" means the sum of the Term Facility Amounts of the all of the Banks.

          "Agreement" means this Credit Agreement, as the same may be amended, supplemented or restated from time to time.

          "Banking Day" means a day other than a Saturday, Sunday or other day on which banks are generally not open for business in Minneapolis, Minnesota and New York, New York, and, if such day relates to a Eurodollar Rate Advance, a day on which dealings are carried on in the London interbank Eurodollar market.

          "Base Rate" means the rate of interest publicly announced from time to time by the Agent as its "prime" or "base" rate or, if the Agent ceases to announce a rate so designated, any similar successor rate designated by the Bank.

          "Borrowing Base" means, at any time, the lesser of:

          (i) the sum of the Aggregate Revolving Facility Amount and the Aggregate Term Facility Amount, or

          (ii) subject to change from time to time in the reasonable discretion of all the Banks, the sum of:

               (A)  80% of the Eligible Accounts of the Companies; plus
                                                                   ----

               (B)  50% of the Eligible Inventory of the Companies; plus
                                                                    ----

               (C) 50% of the net book value of Eligible Equipment of the Companies; minus
                               -----

               (D)  the Reserve;

     in each case computed on the basis of the most recent Borrowing Base Certificate furnished to the Agent as required by Section 3.1(n) or 5.1(d).

          "Borrower Pledge Agreement" means a Collateral Pledge Agreement executed by the Borrower, granting the Agent a security interest in all stock of the Subsidiaries now or hereafter owned by the Borrower to secure payment of the Obligations.

          "Borrowing Base Certificate" means a certificate in the form of Exhibit D hereto correctly setting forth the Accounts, the Eligible Accounts, Inventory, Eligible Inventory, net book value of Equipment and the Borrowing Base of the Companies as of a particular date.

          "Capital Expenditure" means any expenditure of money for the purchase or construction of fixed assets or for the purchase or construction of any other assets, or for improvements or additions thereto, which are capitalized on a Person's balance sheet.

          "Capitalized Lease Liabilities" of any Person means all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Cash Flow Leverage Ratio" as of a date of determination means the ratio of (i) Funded Debt as of such date less Subordinated Debt as of such date to (ii) EBITDA for the four quarters ending on such date.

          "Collateral Pledge Agreement" means a Collateral Pledge Agreement, substantially in the form of Exhibit J, executed by the Borrower or a Guarantor, granting the Agent a security interest in stock of one or more Subsidiaries to secure payment of the Obligations and, in the case of a Guarantor, such Guarantor's Guaranty.

          "Collections" means any amounts paid by or recovered from (i) the Borrower pursuant to the Loan Documents, (ii) any Guarantor or other Person liable in respect of any of the Obligations, (iii) any Bank's exercise of any right of setoff against the Borrower or any Guarantor, and (iv) the recovery or realization on any collateral securing the Obligations or the Guaranties, or any property or claim given in substitution therefor.

          "Commitment" means, for Norwest, its commitment to make Advances to and to issue Letters of Credit for the account of the Borrower, and for the other Banks, their commitments to make Advances to the Borrower and to participate in the Obligation of Reimbursement in accordance with Article II.

          "Company" means the Borrower or any Existing Subsidiary or new Subsidiary acquired directly or indirectly by the Borrower in accordance with Section 2.26 and "Companies" means the Borrower, the Existing Subsidiaries and each new Subsidiary acquired directly or indirectly by the Borrower in accordance with Section 2.26.

          "Compliance Certificate" means a certificate in substantially the form of Exhibit C, or such other form as the Borrower and the Agent may from time to time agree upon in writing, executed by the chief financial officer of the Borrower, stating (i) that any financial statements delivered therewith have been prepared in accordance with GAAP, subject to year-end adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants.

          "Consolidated Cash Flow Leverage Ratio" as of a date of determination means the consolidated Cash Flow Leverage Ratio of the Borrower and the Subsidiaries, calculated in accordance with GAAP on a trailing four fiscal quarter basis, after giving pro forma effect to the acquisition of the Existing Subsidiaries and any Permitted Acquisition after the date hereof.

          "Consolidated Fixed Charge Coverage Ratio" as of a date of determination means the ratio of (a) the sum of (i) EBITDA less (ii) cash
                                                                ----
     expenditures for taxes, (iii) unfinanced Capital Expenditures and (iv) dividends on all stock (including preferred stock) of the Borrower to (b) the sum of (i) twenty percent (20%) of the outstanding principal balance of all Term Advances on the date of determination, and (ii) payments made on Capitalized Lease Liabilities, (iii) Interest Expense for the Borrower and
     (iv) scheduled payments on Funded Debt other than the Term Advances, determined on a trailing four fiscal quarter basis, after giving pro forma effect to the acquisition of the Existing Subsidiaries and any Permitted Acquisition after the date hereof.

          "Consolidated Net Income" means, with respect to the applicable period of computation, the after tax net income from continuing operations of the Borrower and all Subsidiaries on a consolidated basis, determined in accordance with GAAP.

          "Consolidated Tangible Net Worth" as of a date of determination means the consolidated Tangible Net Worth of the Borrower and the Subsidiaries.

          "Debt" of any Person means (i) all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined, excluding, however, accounts payable and accrued liabilities incurred in the ordinary course of that Person's business that are owed to sellers of goods or services to that Person and are in an amount not greater than the cost of such goods or services, and (ii) indebtedness secured by any Lien on property owned by such Person, whether or not the indebtedness secured thereby shall have been assumed, and (iii) guaranties and endorsements (other than (a) any Guaranty by a Subsidiary or (b) for purposes of collection in the ordinary course of business) by such Person and other contingent obligations of such Person in respect of, or to purchase or otherwise acquire, indebtedness of others. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

          "Default" means an event that, with the giving of notice, the passage of time or both, would constitute an Event of Default.

          "Default Period" means any period of time beginning on the first day of any month during which a Default or Event of Default has occurred and ending on the date the Bank notifies the Borrower in writing that such Default or Event of Default has been cured or waived.

          "Default Rate" means an annual rate equal to two percent (2%) over the Floating Rate or the Eurodollar Rate, which rate shall change when and as such rates change.

          "EBITDA" means, the sum of (i) pretax earnings from continuing operations, (ii) Interest Expense and (iii) depreciation, depletion, and amortization of tangible and intangible assets, in each case calculated in accordance with GAAP on a trailing four fiscal quarter basis, after giving pro forma effect to the acquisition of the Existing Subsidiaries and any Permitted Acquisition after the date hereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and any regulations issued thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended.

          "Eligible Accounts" means the dollar value of the Accounts of the Companies in which the Agent holds a first perfected security interest reduced by:


          (i) the amount of any Account which is not paid by the account debtor within 90 days from the invoice date;

          (ii) the amount of any Account as to which the account debtor disputes liability or makes any claim with respect to the Account;

          (iii) the amount of any Account as to which a Company has knowledge that a petition in bankruptcy or other application for relief under any insolvency law has been filed with respect to the account debtor owing the Account or as to which the account debtor on the Account has made an assignment for the benefit of creditors, or failed, suspended or gone out of business;

          (iv) Accounts which are subject to any Lien in favor of any Person other than Agent, provided, however, that Accounts subject to a
                                   --------  -------
                 bond shall not fail to qualify as "Eligible Accounts" under this clause (iv) except to the extent they exceed twenty percent (20%) of all Eligible Accounts;

          (v) the amount of any Account which is owed by a Person that does not have its principal place of business in the United States or Canada unless supported by a letter of credit in the amount of the Account issued by a financial institution reasonably satisfactory to the Agent;

          (vi) the amount of any Account which is owed by any account debtor who has not paid 10% or more of any such account debtor's Accounts within 90 days from the invoice date, to the extent not deducted pursuant to clause (i);

          (vii) the amount of any Account as to which the account debtor is an Affiliate;

          (viii) the amount of any creditor balances; and

          (ix) all other Accounts deemed ineligible by the Agent in its reasonable discretion.

          "Eligible Equipment" means all Equipment of the Companies, excluding, however, fixtures, leasehold improvements, and Equipment subject to a Lien in favor of any Person other than the Agent or the Banks.

          "Eligible Inventory" means all Inventory of the Companies, at the lower of cost or market value as determined in accordance with GAAP; provided, however, that the following shall not in any event be deemed Eligible Inventory:


          (i) Inventory that is: in-transit; located at any warehouse, job site or other premises not approved by the Agent in writing; located outside of the states, or localities, as applicable, in which financing statements have been filed to perfect a first priority security interest in such Inventory in favor of the Agent; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Agent;

          (ii)  Supplies, packaging, maintenance parts or sample Inventory;

          (iii) Work-in-process Inventory;

          (iv) Inventory of a Company that is damaged, obsolete, designated as slow moving by that Company's independent public accountants, or not currently saleable in the normal course of such Company's operations;

          (v) Inventory that a Company has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

          (vi) Inventory that is subject to a security interest in favor of any Person other than the Agent; and

          (vii) Inventory otherwise deemed ineligible by the Agent in its reasonable discretion.

          "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq. as amended by
                                                        ------
     the Superfund Amendment and Reauthorization Act of 1996, the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the Hazardous
                                                       -------
     Materials Transportation Act, 49 U.S.C. (S) 1802 et seq., the Toxic
                                                      -------
     Substances Control Act, 15 U.S.C. (S) 2601 et seq., the Federal Water
                                                -------
     Pollution Control Act, 33 U.S.C. (S) 1252 et seq., the Clean Water Act, 33
                                               -------
     U.S.C. (S) 1321 et seq., the Clean Air Act, 42 U.S.C. (S) 7401 et seq., and
                     -------                                        -------
     any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, all as may be from time to time amended.

          "Eurodollar Business Day" means a Bank Business Day on which dealings in U.S. dollar deposits are carried on in the London interbank market.

          "Eurodollar Rate" means the annual rate equal to the sum of (i) the rate obtained by dividing (a) the rate (rounded up to the nearest 1/8 of 1%) determined by the Agent to be the average rate at which U.S. dollar deposits are offered to the Agent by major banks in the London interbank market for funds to be made available on the first day of any Interest Period in an amount approximately equal to the amount for which a Eurodollar Rate quotation has been requested and maturing at the end of such Interest Period, by (b) a percentage equal to 100% minus the Federal Reserve System requirement (expressed as a percentage) applicable to such deposits, and (ii) the applicable Margin.

          "Eurodollar Rate Advance" means any Advance which bears interest at a rate determined by reference to a Eurodollar Rate.

          "Event of Default" has the meaning specified in Section 7.1.

          "Existing Subsidiaries" means Eagle Electric Holdings, Inc., a Minnesota corporation, Eagle Electric Holdings, Inc., a Delaware corporation, Eagle Electrical Systems, Inc., an Ohio corporation, Parsons Electric Holdings, Inc., a Delaware corporation, Parsons Electric Co., a Minnesota corporation, The Allison Company, a Georgia corporation, Allison-Smith Company, a Georgia corporation, and Henderson Electric Co., Inc., a Delaware corporation.

          "Facility" means the Revolving Facility or the Term Facility and "Facilities" means both the Revolving Facility and the Term Facility.

          "Facility Amount" means the Revolving Facility Amount or the Term Facility Amount.

          "Federal Funds Rate" means the average rate for overnight federal funds transactions, as determined by the Agent in any reasonable manner.

          "Financial Covenant" means any of the Borrower's obligations set forth in Sections 5.9, 5.10, 5.11, 6.11 and 6.12.

          "Floating Rate" means an annual rate equal to the sum of the Base Rate and the applicable Margin, which rate shall change when and as the Base Rate or the Margin changes.

          "Floating Rate Advance" means any Advance which bears interest at a rate determined by reference to the Floating Rate.

          "Funded Debt", for any Person, means all interest bearing Debt of such Person and shall include all interest-bearing Debt created, assumed or guaranteed by such Person either directly or indirectly, including obligations secured by liens upon property of such Person and upon which such entity customarily pays the interest, all rental payments under capitalized leases and, in the case of the Borrower, the L/C Amount.

          "GAAP" means generally accepted accounting principles applied on a basis consistent with the accounting practices applied in the annual financial statements referred to in Section 4.5.

          "Guarantor Documents" means, for each Guarantor, that Gurantor's Guaranty, its Guarantor Security Agreement and any Collateral Pledge Agreement executed by that Guarantor.

          "Guarantor Security Agreement" means a Security Agreement, substantially in the form of Exhibit H, by a Guarantor in favor of the Agent.

          "Guarantors" means the Existing Subsidiaries and any other Person now or hereafter guarantying the Obligations.

          "Guaranty" means a Guaranty, substantially in the form of Exhibit I, by a Guarantor in favor of the Agent.

          "Hazardous Substance" means any asbestos, urea-formaldehyde, polychlorinated biphenyls ("PCBs"), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law.

          "Interest Expense" means, as to any Person for a designated period, that Person's total gross interest expense during such period (excluding interest income), determined in accordance with GAAP.

          "Interest Period" means, relative to any Eurodollar Rate Advance, the period beginning on (and including) the date on which such Eurodollar Rate Advance is made, or continued as, or converted into, a Eurodollar Rate Advance pursuant to Sections 2.5, 2.6 or 2.7 and shall end on (but exclude) the day which numerically corresponds to such date one (1), two (2), three
     (3), or six (6) months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Sections 2.5, 2.6, or 2.7; provided, however, that:
     --------  -------

               (a) no more than three (3) different Interest Periods may be outstanding at any one time;

               (b) if an Interest Period would otherwise end on a day which is not a Banking Day, such Interest Period shall end on the next following Banking Day (unless such next following Banking Day is the first Banking Day of a month, in which case such Interest Period shall end on the next preceding Banking Day); and

               (c) no Interest Period applicable to an Advance may end later than the Maturity Date.

          "Inventory" means, as to any Person, all of such Person's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

          "L/C Amount" means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.

          "L/C Application" means an application and agreement for letters of credit in Norwest's then-current standard form.

          "Letter of Credit" has the meaning specified in Section 2.12.

          "Lien" means any mortgage, deed of trust, lien, pledge, security interest or other charge or encumbrance, of any kind whatsoever, including but not limited to the interest of the lessor or titleholder under any capitalized lease, title retention contract or similar agreement.

          "Limited Liability Entity" means any corporation, limited liability company, limited partnership, business trust or any other form of entity which under the applicable law pursuant to which it is organized the owners of the equity interests thereof are shielded from personal liability for the debts or obligations of such entity.

          "Loan Documents" means this Agreement, the Notes and the Security Agreement and each Borrower Pledge Agreement.

          "Margin" means, with respect to computation of the Eurodollar Rate, the Floating Rate and the unused line fee described in Section 2.19(b), the applicable increment (expressed in basis points) set forth and described in the table below, established as of the last day of each fiscal quarter according to the Borrower's Consolidated Cash Flow Leverage Ratio as shown on its Compliance Certificate:

                                                      Margins
                                      -------------------------------------
          Consolidated Cash Flow       Floating   Eurodollar
          Leverage Ratio                Rate        Rate        unused fee

          1.50 to 1.00 or less            0          140            25
          Greater than 1.50 to 1.00       0          165            30
          but less than or equal
          to 2.00 to 1.00
        Greater than 2.00 to 1.00             25         190        35

          "Material Adverse Effect" means, with respect to any event or circumstance, a material adverse effect on:

          (a) the business, financial condition or operations of the Companies and Permitted Acquisitions, taken as a whole;

          (b) the validity or enforceability of any Loan Document or Guarantor Document; or

          (d) the status, existence, perfection, priority (subject to Permitted Liens) or enforceability of the Liens granted to the Banks pursuant to the Security Documents or the Guarantor Documents.

          "Maturity Date" means December 1, 2001.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
     Section 4001(a)(3) of ERISA.

          "Net Equity Proceeds" means the net cash proceeds actually received by the Borrower from sale of additional common or preferred stock of the Borrower or instruments convertible into common or preferred stock of the Borrower on or after the Funding Date, after payment of all fees, discounts, commissions and expenses to underwriters, placement agents, legal counsel, accountants and other miscellaneous fees and expenses related to such sale.

          "Notes" means the Revolving Notes or the Term Notes.

          "Obligation of Reimbursement" has the meaning given in Section
     2.13(a).

          "Obligations" means each and every debt, liability and obligation of every type and description arising under or in connection with any of the Loan Documents, which the Borrower may now or at any time hereafter owe to a Bank, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, the Obligation of Reimbursement and any L/C Application completed by the Borrower, and all indebtedness, liabilities and obligations of the Borrower arising under or evidenced by the Notes.

          "Percentage" means as to each Bank, its Revolving Facility Percentage or its Term Facility Percentage.

          "Permitted Acquisitions" has the meaning given in Section 2.26.

          "Permitted Liens" has the meaning given in Section 6.1.

          "Permitted Preferred Stock Dividends" means dividends payable on (i) Series A Preferred Stock, as set forth in the Certificate of Designation, Preferences and Rights of Series A Nonvoting Convertible Preferred Stock dated May 31, 1998 and (ii) the Borrower's Series B Convertible Preferred Stock, as set forth in the Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock dated October 22, 1998.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" means an employee benefit plan or other plan maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

          "Platform Acquisition" means a Permitted Acquisition in a market in which the Borrower does not have operations at the time of the acquisition.

          "Redemption Revolving Advances" has the meaning given in Section 2.3.

          "Reportable Event" means (i) a "reportable event" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) a withdrawal from any Plan, as described in Section 4063 of ERISA, (iii) an action to terminate a Plan for which a notice is required to be filed under Section 4041 of ERISA, (iv) any other event or condition that might constitute grounds for termination of, or the appointment of a trustee to administer, any Plan, or (v) a complete or partial withdrawal from a Multiemployer Plan as described in Sections 4203 and 4205 of ERISA.

          "Required Banks" means Banks holding together at least 66.67% of the Obligations, determined as if a Settlement Date had just occurred.

          "Reserve" has the meaning given in Section 2.3(a).

          "Revolving Facility" means the revolving credit facility described in
     Section 2.1 and the letter of credit facility described in Section 2.12.

          "Revolving Facility Amount" means, with respect to each Bank, the amount designated as such opposite that Bank's name on the signature page hereof, unless said amount is reduced pursuant to Section 2.20, in which event it means the amount to which said amount is reduced.

          "Revolving Facility Availability" means the Borrowing Base less the
                                                                     ----
     L/C Amount and the outstanding principal balance of the Term Notes.

          "Revolving Facility Percentage" means, with respect to each Bank, the percentage designated as such opposite that Bank's name on the signature page hereof.

          "Revolving Notes" means the Borrower's promissory notes payable to the order of each of the Banks in substantially the form attached hereto as Exhibit A, dated as of the Funding Date.

          "Security Agreement" means the Security Agreement of the Borrower in favor of the Agent of even date herewith.

          "Series A Preferred Stock" means the Borrower's Series A Nonvoting Convertible Preferred Stock, with the rights and privileges described in the Certificate of Designation, Preferences and Rights of Series A Nonvoting Convertible Preferred Stock dated May 31, 1998.

          "Settlement Date" means (a) every Tuesday hereafter, commencing with Tuesday, December 29, 1998, or, if such day is not a Banking Day, the next succeeding Banking Day, and (b) any other Banking Day designated as a "Settlement Date" by the Agent in its discretion upon not less than one (1) Banking Day's notice to each Bank.

          "Special Account" means a specified cash collateral account maintained by the Agent in connection with Letters of Credit, as contemplated by
     Section 2.14.

          "Subordinated Debt" as to any Person, means Debt of that Person which is subordinated in right of payment to all indebtedness of that Person to the Banks, on terms that have been approved in writing by the Banks and that have been noted by appropriate legend on all instruments evidencing such Debt. For the avoidance of doubt, "Subordinated Debt" does not include preferred stock.

          "Subsidiary" means (i) any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries, (ii) any partnership of which 50% or more of the partnership interests therein are directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries, and (iii) any limited liability company or other form of business organization the effective control of which is held by the Borrower, the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

          "Tangible Net Worth" as to any Person, means the difference between
     (i) the tangible assets of that Person, which, in accordance with GAAP are tangible assets, after deducting adequate reserves in each case where, in accordance with GAAP, a reserve is proper and (ii) all Debt of that Person; provided, however, that notwithstanding the foregoing in no event shall
     --------  -------
     there be included as such tangible assets patents, trademarks, trade names, copyrights, licenses, goodwill, receivables from Affiliates, directors, officers or employees, deferred charges or treasury stock or any securities or Debt of that

     Person or any other securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities and non-compete agreements.

          "Term Advance" has the meaning specified in Section 2.2.

          "Term Facility" means the credit facility described in Section 2.2.

          "Term Facility Amount" means, with respect to each Bank, the amount designated as such opposite that Bank's name on the signature page hereof.

          "Term Facility Availability" means the Borrowing Base less the L/C
                                                                ----
     Amount and the outstanding principal balance of the Revolving Notes.

          "Term Facility Percentage" means, with respect to each Bank, the percentage designated as such opposite that Bank's name on the signature page hereof.

          "Term Notes" means the Borrower's promissory notes, payable to the order of each Bank, in substantially the form attached hereto as Exhibit B, dated as of the Funding Date.

          "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or (iii) the date the Agent demands payment of the Obligations.

          "UCC" means the Uniform Commercial Code as in effect from time to time in Minnesota or in any state whose laws are held to govern the creation, perfection or foreclosure of any security interest granted pursuant to the Security Agreement.

          "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

          Section 1.2 Cross References. All references in this Agreement to
                      ----------------
Articles, Sections and subsections, shall be to Articles, Sections and subsections of this Agreement unless otherwise explicitly specified.



                                  ARTICLE II


                         AMOUNT AND TERMS OF THE LOANS

          Section 2.1 Revolving Advances. Each Bank agrees, severally and not
                      ------------------
jointly, to make advances to the Borrower from time to time during the period from the date all of the conditions set forth in Section 3.1 have been satisfied (the "Funding Date") to the Termination Date, on the terms and subject to the conditions herein set forth (the "Revolving Advances"). Each Bank's obligation to make Revolving Advances to the Borrower shall be limited to such Bank's Revolving Facility Percentage of the Revolving Advance requested by the Borrower, provided, however, that (i) the outstanding principal balance of
          --------  -------
Revolving Advances made by a Bank shall not exceed that Bank's Revolving Facility Amount less that Bank's Revolving
                ----

Facility Percentage of the L/C Amount, (ii) the outstanding principal balance of Revolving Advances made by a Bank shall not exceed that Bank's Revolving Facility Percentage of Revolving Facility Availability, and (iii) the sum of (A) the outstanding principal balance of all Revolving Advances made by all Banks,
(B) the L/C Amount and (C) the outstanding principal balance of all Term Advances made by all Banks shall not exceed the Borrowing Base. The Borrower's obligation to pay each Bank's Revolving Facility Percentage of the Revolving Advances shall be evidenced by a Revolving Note payable to the order of such Bank. Within the limits set forth in this Section 2.1, the Borrower may obtain Revolving Advances hereunder, repay Revolving Advances pursuant to Section 2.20 and reborrow under this Section 2.1.

          Section 2.2 Term Facility. Each Bank agrees severally, but not
                      -------------
jointly, to make advances from time to time to the Borrower (each a "Term Advance"), from the Funding Date to the second anniversary of the Funding Date, on the terms and subject to the conditions herein set forth. Each Bank's obligation to make Term Advances to the Borrower shall be limited to such Bank's Term Facility Percentage of the Term Advance requested by the Borrower, provided, however, that (i) the sum of all Term Advances made by a Bank shall
--------  -------
not exceed that Bank's Term Facility Amount, (ii) the sum of all Term Advances made by a Bank shall not exceed that Bank's Term Facility Percentage of Term Facility Availability and (iii) the sum of (A) the outstanding principal balance of all Revolving Advances, (B) the L/C Amount and (C) the outstanding principal balance of all Term Advances shall not exceed the Borrowing Base. The Borrower's obligation to repay the Term Advances made by each Bank shall be evidenced by a Term Note payable to the order of such Bank.

          Section 2.3 Redemption of Preferred Stock. The terms of the Series A
                      -----------------------------
Preferred Stock as set forth in the Certificate of Designation, Preferences and Rights of Series A Nonvoting Convertible Preferred Stock dated May 31, 1998, require the Borrower to begin redeeming such stock on March 31, 1999 and to redeem all such stock on or before August 1, 1999, or face conversion of the Preferred Stock into common stock of the Borrower. The Borrower may redeem Series A Preferred Stock at any time from Net Equity Proceeds. The Borrower may use Revolving Advances to redeem the Series A Preferred Stock ("Redemption Revolving Advances") provided the following conditions are satisfied:

          (a) BORROWING BASE RESERVE. A reserve (the "Reserve") shall be incorporated in the Borrowing Base in the amount of (i) $2,000,000 from January 1, 1999 through March 30, 1999, (ii) $4,000,000 from March 31, 1999 to May 30, 1999 and (iii) $6,000,000 from May 31, 1999 and thereafter, reduced in each case by the amount paid by the Borrower to the holder of the Series A Preferred Stock to redeem such stock.

          (b) NOTICE TO AGENT. The Borrower shall provide the Agent with at least fifteen (15) days prior written notice of its intent to obtain Redemption Revolving Advances. Such notice shall specify the dollar amount of the Redemption Revolving Advances, the number of shares of Series A Preferred Stock to be redeemed and instructions for wiring the proceeds of such Redemption Revolving Advances to the holder(s) of the stock being redeemed.

          (c) REPAYMENT OR CONVERSION TO TERM ADVANCE. If the Borrower fails to repay the Redemption Revolving Advances before October 31, 1999, on such date, (i) the Borrower shall be deemed to have requested a Term Advance in the amount of the outstanding principal balance of the Redemption Revolving Advances; (ii) the proceeds of such Term Advance shall be used to repay the Redemption Revolving Advance; (iii) the Borrower shall pay a fee to the Agent as described in the letter agreement between the Borrower and the Agent of even date herewith.

          Section 2.4 Increase in Facility Amounts. As set forth below and
                      ----------------------------
pursuant to other procedures that the Agent and the Required Banks may establish, the Borrower may request that the Aggregate Revolving Facility Amount and/or Aggregate Term Facility Amount be increased.

          (a) INCREASE REQUESTS. So long as no Default Period exists, the Borrower may request, at any time and from time to time after the Agent receives and approves the Borrower's unqualified audit for its fiscal year ended March 31, 1999, by written notice to the Agent (each an "Increase Request"), that the Aggregate Revolving Facility Amount, the Aggregate Term Facility Amount, or both, be increased (the amount of such requested increase, if any, in the Aggregate Revolving Facility Amount shall be the "Revolving Increase Amount"; and the amount of such requested increase, if any, in the Aggregate Term Facility Amount shall be the "Term Increase Amount"). Such Increase Requests shall be irrevocable and binding on the Borrower.

          (b) APPROVAL OF INCREASE REQUESTS. The Agent shall promptly notify each Bank of the receipt of an Increase Request. Provided (i) the Agent shall have received and accepted an unqualified audit for the Borrower's fiscal year ended March 31, 1999, (ii) the sum of the Aggregate Revolving Facility Amount and the Aggregate Term Facility Amount, after giving effect to the Revolving Increase Amount and/or the Term Increase Amount, does not exceed $50,000,000, and (iii) the Revolving Increase Amount, if any, and the Term Increase Amount, if any, are each equal to $5,000,000 or an integral multiple thereof, the Agent may approve or deny the Increase Request; otherwise, the Increase Request shall be denied unless all the Banks approve it.

          (c) APPORTIONMENT OF INCREASE REQUESTS. Upon receipt and approval of an Increase Request, the Agent shall offer to each Bank the opportunity to increase its Revolving Facility Amount, if applicable, by an amount up to such Bank's Revolving Facility Percentage times the Revolving Increase Amount, and its Term Facility Amount, if applicable, by an amount up to such Bank's Term Facility Percentage times the Term Facility Increase. If a Bank agrees, in its individual and sole discretion, to so increase its Revolving Facility Amount or Term Facility Amount (an "Accepting Bank"), it shall deliver to the Agent, no later than 14 days from the date on which the Agent notified the Banks of such request, a written notice of such agreement specifying the amount by which its Revolving Facility Amount and/or Term Facility Amount shall be increased; provided, however, that in
                                                     --------  -------
     no event shall a Bank's Revolving Facility Percentage be different from its Term Facility Percentage after giving effect to any such increase. No Bank's Revolving Facility Amount or Term Facility Amount shall be increased unless such Bank so accepts. If a Bank fails to accept or respond to the Agent's request for an increase in its Revolving Facility Amount or Term Facility Amount (a "Declining Bank"), such Declining Bank's share of the increase may be allocated by the Agent to one or more Accepting Banks which, in such Bank's sole and absolute discretion, accepts in writing any such allocation by the Agent.

          (d) SHORTFALL AMOUNTS; ADDITIONAL BANKS. If, after following the procedure set forth in Subsection (c), less than all of the Revolving Increase Amount and/or the Term Increase Amount, as the case may be, has been apportioned among the Banks (such unapportioned amount, a "Shortfall Amount"), the Agent may extend offers to other financial institutions in accordance with Section 8.14, to become Banks under this Agreement (each a "New Bank") with respect to such Shortfall Amount. If no new Banks accept such offers, the Increase Request shall be deemed rejected, or at the Borrower's option, modified to reflect the actual increases approved by the Accepting Banks.

          (e) FEE. The Borrower shall pay the Agent the arrangement fee in connection with each accepted Increase Request in accordance with the letter agreement between the Borrower and the Agent of even date herewith.

          (f) DOCUMENTATION. The increase in the Revolving Facility Amounts and/or Term Facility Amounts of Accepting Banks and the assignment to any New Banks shall occur on such date as determined by the Agent, with prior notice thereof to the Borrower, the Banks and the New Banks. Before such increase, the Borrower shall execute new Notes reflecting the increased Facility Amounts of all Accepting Banks and New Banks and deliver same to the Agent, which shall deliver each Bank's new Notes upon surrender of its old Notes.

          Section 2.5 Procedures for Borrowing.
                      ------------------------

          (a) Each Advance that the Banks may make shall be funded as either a Floating Rate Advance or a Eurodollar Rate Advance, as the Borrower shall specify in the related notice of borrowing or notice of conversion pursuant to this Section 2.5 or Section 2.6, provided that during Default Periods, no Eurodollar Rate Advances shall be made. Floating Rate Advances and Eurodollar Rate Advances may be outstanding at the same time. Each request for a Floating Rate Advance shall be in the amount of $50,000 or a higher integral multiple of $50,000. Each request for a Eurodollar Rate Advance shall be in the amount of $500,000 or a higher integral multiple of $100,000.

          (b) The Borrower shall request each Advance not later than 11:00 a.m., Minneapolis, Minnesota time, on a Banking Day which, in the case of a Floating Rate Advance, is the Advance date, or, in the case of a Eurodollar Rate Advance, is at least three (3) Banking Days before the date the Advance is to be made. Requests for a Floating Rate Advance may be made by telephone; requests for Eurodollar Rate Advances shall be made in writing. Each request for an Advance shall specify the date of the requested Advance, the amount thereof, whether the Advance is a Revolving Advance or a Term Advance, and whether the Advance is to bear interest initially at a Floating Rate or a Eurodollar Rate, and in the case of an Advance that is to bear interest initially at a Eurodollar Rate, the applicable Interest Period. Each request for an Advance shall be made by
     (i) any officer of the Borrower; or (ii) any person designated as the Borrower's agent by any officer of the Borrower in a writing delivered to the Agent; or (iii) any person reasonably believed by the Agent to be an officer of the Borrower or such a designated agent.

          (c) Unless the Agent elects to follow the procedure set forth in
     Section 8.2(d), promptly upon receipt of each request for an Advance, the Agent shall notify each Bank by telephone or telecopy of the request and subject to fulfillment of the applicable conditions set forth in Article III, each Bank shall make its Percentage of the requested Revolving Advance available to the Agent in immediately available funds at the Agent's address specified in Section 9.3, not later than 2:00 p.m. (Minneapolis, Minnesota time) on the date of such Revolving Advance; provided that each Bank shall have received funding notice not later than 12:00 noon (Minneapolis, Minnesota time) on such day.

          (d) Upon fulfillment of the applicable conditions set forth in Article III, the Agent shall make the proceeds of each Bank's share of the Advance available to the Borrower by crediting the same to the Borrower's demand deposit account maintained with the Agent unless the Agent and the Borrower shall agree to another manner of disbursement. Upon the Agent's request, the Borrower shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Agent. The Borrower shall be obligated to repay all Advances notwithstanding the Agent's failure to receive such confirmation and notwithstanding the fact that the person requesting the same was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 3.3 have been satisfied as of the time of the request.

          Section 2.6 Converting Floating Rate Advances to Eurodollar Rate
                      ----------------------------------------------------
Advances; Procedures. So long as no Default Period exists, the Borrower may
--------------------
convert all or any part of any outstanding Floating Rate Advance into a Eurodollar Rate Advance by giving notice to the Agent of such conversion not later than 3:00 p.m., Minneapolis, Minnesota time, on a Banking Day which is at least three (3) Banking Days before the date of the requested conversion. Each such notice shall be irrevocable, shall be effective upon receipt by the Agent, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if so requested by the Agent (in the form of Exhibit F), and shall specify the date and amount of such conversion, the total amount of the Advance to be so converted and the Interest Period therefor. Each conversion of an Advance shall be on a Banking Day, and the aggregate amount of each such conversion of a Floating Rate Advance to a Eurodollar Rate Advance shall be in an amount equal to $500,000 or a higher integral multiple of $100,000.

          Section 2.7 Procedures at End of a Interest Period. Unless the
                      --------------------------------------
Borrower requests a new Eurodollar Rate Advance in accordance with the procedures set forth below, or prepays the principal of an outstanding Eurodollar Rate Advance, at the expiration of an Interest Period, the Agent shall automatically and without request of the Borrower convert each Eurodollar Rate Advance to a Floating Rate Advance on the last day of the relevant Interest Period. So long as no Default Period shall exist, the Borrower may cause all or any part of any outstanding Eurodollar Rate Advance to continue to bear interest at a Eurodollar Rate after the end of the then applicable Interest Period by notifying the Agent not later than 10:30 a.m., Minneapolis, Minnesota time, on a Banking Day which is at least three (3) Banking Days before the first day of the new Interest Period. Each such notice shall be irrevocable, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if so requested by the Agent (in the form of Exhibit G), shall be effective when received by the Agent, and shall specify the first day of the applicable Interest Period, the amount of the expiring Eurodollar Rate Advance to be continued and the Interest Period therefor. Each new Interest Period shall begin on a Banking Day and the amount of each Advance bearing a new Eurodollar Rate shall be in an amount equal to $500,000 or a higher integral multiple of $100,000.

          Section 2.8 Setting and Notice of Rates. The Agent shall determine the
                      ---------------------------
applicable Eurodollar Rate for each Interest Period between the opening of business and 12:00 Noon, Minneapolis, Minnesota time, on the second Banking Day before the beginning of such Interest Period, and shall give notice thereof (which may be by telephone) to the Borrower. Each such determination of the applicable Eurodollar Rate shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent, upon written request of the Borrower, shall deliver to the Borrower a statement showing the computations used by the Agent in determining the applicable Eurodollar Rate.

          Section 2.9 Funding Losses. The Borrower shall, upon demand by a Bank
                      --------------
(which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed), indemnify that Bank against any loss or expense which that Bank may have sustained or incurred (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by that Bank to fund or maintain Eurodollar Rate Advances) or which that Bank may be deemed to have sustained or incurred, as reasonably determined by that Bank, (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due in connection with any Eurodollar Rate Advances, (b) due to any failure of the Borrower to borrow or convert any Eurodollar Rate Advances on a date specified therefor in a notice thereof or (c) due to any payment or prepayment of any Eurodollar Rate Advance on a date other than the last day of the applicable Interest Period for such Eurodollar Rate Advance. For this purpose, all notices under Sections 2.5, 2.6, or 2.7 shall be deemed to be irrevocable.

          Section 2.10 Right of Banks to Fund through Other Offices. Each Bank
                       --------------------------------------------
may fulfill its agreements hereunder with respect to any Eurodollar Rate Advance by causing a foreign branch or affiliate to make such Eurodollar Rate Advance; provided, that in such event the obligation of the Borrower to repay such
--------
Eurodollar Rate Advance shall nevertheless be to that Bank and such Eurodollar Rate Advance shall be deemed held by that Bank for the account of such branch or affiliate.

          Section 2.11 Discretion of Banks as to Manner of Funding.
                       -------------------------------------------
Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain all or any part of its Eurodollar Rate Advances in any manner it deems fit, it being understood, however, that for the purposes of this Agreement (specifically including, without limitation, Section 2.9) all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurodollar Rate Advance during each Interest Period for such Eurodollar Rate Advance through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the appropriate Eurodollar Rate for such Interest Period.

          Section 2.12 Letters of Credit.
                       -----------------

          (a) Norwest agrees, on the terms and subject to the conditions herein set forth, to issue, from the Funding Date to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a "Letter of Credit") for the account of any Company. Norwest shall have no obligation to issue any Letter of Credit if the face amount of the Letter of Credit to be issued, would exceed the lesser of:


          (i)  $3,000,000 less the L/C Amount, or

          (ii) Revolving Facility Availability.

     Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into between the Borrower and Norwest, completed in a manner satisfactory to the Norwest at least three (3) Banking Days before the Letter of Credit is issued. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application and the terms of this Agreement are inconsistent, the terms hereof shall control. Upon receipt thereof, the Agent shall notify each Bank by telephone or telecopy of the request and of the amount of such Bank's Revolving Facility Percentage of risk therein.

          (b) No Letter of Credit shall be issued with an expiry date later than the earlier of twenty-four (24) months or the Termination Date in effect as of the date of issuance.

          (c) Any request to issue a Letter of Credit under this Section 2.12 shall be deemed to be a representation by the Borrower that the conditions set forth in Section 3.1 have been satisfied as of the date of the request.

          Section 2.13 Payment of Amounts Drawn Under Letters of Credit;
                       -------------------------------------------------
Obligation of Reimbursement. The Borrower shall reimburse Norwest for all draws
---------------------------
under any Letter of Credit in accordance with the applicable L/C Application and as follows:

          (a) OBLIGATION OF REIMBURSEMENT. The Borrower shall pay Norwest on the day a draft is honored under any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that Norwest may pay or incur relative to such draw and the applicable L/C Application, plus interest on all such amounts, charges and expenses as set forth below (the Borrower's obligation to pay all such amounts is herein referred to as the "Obligation of Reimbursement").

          (b) REVOLVING ADVANCE TO PAY OBLIGATION OF REIMBURSEMENT. Whenever a draft is submitted under a Letter of Credit, the Agent shall cause a Revolving Advance to be made in the amount of the Obligation of Reimbursement and shall apply the proceeds of such Revolving Advance thereto. Such Revolving Advance shall be repayable in accordance with and be treated in all other respects as a Revolving Advance hereunder.

          (c) BORROWER'S OBLIGATION IF NO REVOLVING ADVANCE MADE. If a draft is submitted under a Letter of Credit when the Borrower is unable, because a Default Period then exists or for any other reason, to obtain a Revolving Advance to pay the Obligation of Reimbursement, the Borrower shall pay to Norwest on demand and in immediately available funds, the amount of the Obligation of Reimbursement together with interest, accrued from the date of the draft until payment in full at the Default Rate. Notwithstanding the Borrower's inability to obtain a Revolving Advance for any reason, the Agent is irrevocably authorized, in its sole discretion, to cause a Revolving Advance to be made in an amount sufficient to discharge the Obligation of Reimbursement and all accrued but unpaid interest thereon.

          (d) ADVANCE EVIDENCED BY REVOLVING NOTES. The Borrower's obligation to pay any Revolving Advance made under this Section 2.13, shall be evidenced by Revolving Notes and shall bear interest as provided in Section 2.16.

          (e) BANKS' PARTICIPATIONS IN OBLIGATION OF REIMBURSEMENT. Each Bank shall be deemed to hold an undivided participating interest in the Obligation of Reimbursement equal to that Bank's Revolving Facility Percentage thereof. If Norwest makes any payment pursuant to the terms of a Letter of Credit and is not promptly reimbursed by a Revolving Advance under Section 2.1 or otherwise, the Agent may request that each Bank pay to the Agent such Bank's Revolving Facility Percentage of the Obligation of Reimbursement.


          (i) Upon receipt of any such request before 11:00 a.m. (Minneapolis, Minnesota time) on a Banking Day, each Bank shall be unconditionally and irrevocably obligated to pay its Revolving Facility Percentage of the Obligation of Reimbursement to the Agent in immediately available funds before 3:00 p.m. (Minneapolis, Minnesota time) on such date. Notices received after 11:00 a.m. (Minneapolis, Minnesota time) shall be deemed to have been received on the following Banking Day.

          (ii) If payment is not made by a Bank when due hereunder, such Bank shall pay interest on the unpaid amount from the date of the Agent's request through the date of payment at the Federal Funds Rate.

          (iii) After making any payment to the Agent under this subsection in connection with a particular Obligation of Reimbursement, a Bank shall be entitled to participate to the extent of its Revolving Facility Percentage in the related reimbursements received by the Agent, whether in the form of payments by the Borrower, payments from third parties or proceeds of collateral. Upon receiving any such reimbursement, the Agent will distribute to each Bank its Revolving Facility Percentage of such reimbursement. At the Agent's option, any payment by a Bank hereunder may be deemed a Revolving Advance in accordance with
                Section 2.1.

          Section 2.14 Special Account. If the Revolving Facility is terminated
                       ---------------
for any reason whatsoever while any Letter of Credit is outstanding the Borrower shall thereupon pay the Agent in immediately available funds for deposit in the Special Account an amount equal to the L/C Amount. The Special Account shall be maintained by the Agent in its own name as a special pledged collateral account. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. Amounts on deposit in the Special Account may be applied by the Agent at any time or from time to time to the Obligations in the Agent's sole discretion, and, except to the extent that the amount on deposit in the Special Account exceeds the sum of the L/C Amount and any anticipated fees, shall not be subject to withdrawal by the Borrower so long as the Agent maintains a security interest therein. The Agent agrees to transfer any balance in the Special Account to the Borrower at such time as the Agent is required to release its security interest in the Special Account under applicable law.

          Section 2.15 Obligations Absolute. The Borrower's Obligation of
                       --------------------
Reimbursement arising under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including (without limitation) the following circumstances:

          (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit (collectively the "Related Documents");

          (b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

          (c) the existence of any claim, setoff, defense or other right which the Borrower may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

          (d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

          (e) payment by or on behalf of Norwest under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

          (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

          Section 2.16 Interest; Participations; Usury.
                       -------------------------------

          (a) FLOATING RATE ADVANCES. Except as set forth in Sections 2.16(c) and 2.16(d), the outstanding principal balance of Floating Rate Advances shall bear interest at the Floating Rate.

          (b) EURODOLLAR RATE ADVANCES. Except as set forth in Sections 2.16(c) and 2.16(d), the outstanding principal balance of Eurodollar Rate Advances shall bear interest during each relevant Interest Period at the Eurodollar Rate applicable to such Interest Period, provided that reductions and increases in the Margin shall be determined within five calendar days following receipt of the Borrower's financial statements and quarterly Compliance Certificates required under Section 5.1 and shall be effective as of the first day of the second month of the quarter; provided, further, that if the Borrower fails to deliver any financial statements or Compliance Certificates when required under Section 5.1, the Agent may, by notice to the Borrower, increase the Margin to the highest amount until such time as the Agent has received all such financial statements and Compliance Certificates.

          (c) DEFAULT INTEREST RATE. At any time during any Default Period, in the Agent's sole discretion and without waiving any of the Banks' other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective for any periods designated by the Agent from time to time during that Default Period.

          (d) USURY. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law.

          Section 2.17 Payment of Term Advances. The principal of each Term
                       ------------------------
Advance shall be due and payable:

          (a) beginning on the last day of the calendar quarter that falls at least six (6) months after the date on which the Term Advance is made and continuing on the last day of each calendar quarter thereafter, in substantially equal quarterly installments sufficient to fully amortize each Term Advance in equal quarterly installments over an assumed term of five years; and

          (b) on the Termination Date, all Term Advances and all interest accrued thereon shall be due and payable in full.

          Section 2.18 Collateral. Payment of the Obligations shall be secured
                       ----------
by the Liens granted under the Loan Documents, and may also now or hereafter be secured by one or more other Liens. Each such Lien shall be prior to all other Liens of any kind whatsoever, subject only to such exceptions as the Bank may expressly approve in writing.

          Section 2.19 Fees.
                       ----

          (a) ARRANGEMENT FEE. The Borrower shall pay the Agent on the Funding Date the arrangement fee described in the letter agreement of even date herewith by and between the Borrower and the Agent.

          (b) UNUSED FEE. The Borrower shall pay the Agent for the benefit of each Bank an annual fee equal to the Margin times the average daily Unused Revolving Facility Amount and the Unused Term Facility Amount from the date of this Agreement to and including the Termination Date, due and payable quarterly in arrears on the last day of each calendar quarter and on the Termination Date. For the purposes of this Subsection (b), "Unused Revolving Facility Amount" means, for each Bank, such Bank's Revolving Facility Amount reduced by the sum of (i) outstanding Revolving Advances made by such Bank and (ii) such Bank's Revolving Facility Percentage of the L/C Amount; and "Unused Term Facility Amount means, for each Bank, such Bank's Term Facility Amount reduced by the sum of all Term Advances made by such Bank.

          (c) AGENT FEE. The Borrower shall pay the Agent on the date of this Agreement and on each anniversary thereof until the Termination Date the administrative agent fee described in the letter agreement of even date herewith by and between the Borrower and the Agent.

          (d) LETTER OF CREDIT FEES. The Borrower shall pay Norwest an issuance fee for each Letter of Credit equal to twelve and one half (12.5) basis points of the face amount of each Letter of Credit. The Borrower shall also pay [Norwest][the Agent for the ratable benefit of the Banks] a fee with respect to each outstanding Letter of Credit, if any, accruing on a daily basis and computed at the annual rate equal to the Margin applicable to Eurodollar Advances times the L/C Amount from and including the date of issuance of such Letter of Credit until such date as such Letter of Credit shall terminate by its terms, due and payable quarterly in arrears on the last day of each calendar quarter and on the Termination Date.

          (e) LETTER OF CREDIT ADMINISTRATIVE FEES. The Borrower shall pay the Agent, on written demand, the administrative fees charged by the Agent in connection with the honoring of drawings under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit at the then-current rates published by the Agent for such services rendered on behalf of customers of the Agent generally.

          (f) AUDIT FEES. The Borrower shall pay the Agent, on demand, audit fees in connection with any audits or inspections conducted by the Agent of any Collateral or the operations or business of the Borrower at the standard rate or rates established from time to time by the Agent as its audit fees (which fees are currently $62.50 per hour per auditor), together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection.

          Section 2.20 Voluntary Prepayments. The Borrower may prepay the Notes
                       ---------------------
in whole or in part, reduce the Revolving Facility Amount or terminate the Credit Facilities without penalty or premium, at any time and from time to time; provided that

          (a) the Borrower gives the Agent at least 10 days' prior written notice of any prepayment of the Term Notes;

          (b) any prepayment of the Revolving Advances or the Term Advances shall be pro rata among the Banks in accordance with their respective Revolving Facility Percentages and Term Facility Percentages;

          (c) any prepayment of the full amount of any Notes shall include accrued interest thereon;

          (d) any reduction in the Revolving Facility Amounts must be in an amount not less than $1,000,000 or an integral multiple thereof;

          (e) the Revolving Facility Amount shall not be reduced to an amount less than the sum of the L/C Amount and the aggregate outstanding principal balance of the Revolving Advances owed to all Banks at the time of any such reduction and no such reduction shall reduce any Bank's Revolving Facility Amount to an amount less than the then-aggregate outstanding balance of the Revolving Advances due and owing to such Bank plus such Bank's Revolving Facility Percentage of the L/C Amount.

          (f) no Letter of Credit has been issued and is outstanding with an expiration date after the date of any such early termination.

          (g) any prepayment of the Term Advances must be in an amount not less than $250,000;

          (h) any partial prepayments of the Term Advances shall be applied to principal payments due and owing in inverse order of their maturities; and

          (i) no prepayment may be applied to any portion of the principal balance of any Note which, at the time of such prepayment, bears interest at a Eurodollar Rate.

          Section 2.21 Mandatory Prepayment. If the sum of the outstanding
                       --------------------
principal balance of the Revolving Advances plus the L/C Amount shall at any time exceed the difference of the Borrowing Base and the outstanding principal balance of the Term Advances, the Borrower shall (i) first, immediately prepay the Revolving Advances to the extent necessary to eliminate such excess; and
(ii) if prepayment in full of the Revolving Advances is insufficient to eliminate such excess, pay to the Agent in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Any payment received by the Agent under this Section 2.21 may be applied to the Obligations in such order as the Agent, in its discretion, may from time to time determine.

          Section 2.22 Computation of Interest and Fees; When Interest Due and
                       -------------------------------------------------------
Payable. Interest accruing on the outstanding principal balance of the Advances
-------
and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days. Interest on Floating Rate Advances shall be payable in arrears on the first day of each month and on the Termination Date. Accrued interest on each Eurodollar Rate Advance shall be due and payable on the last day of the Interest Period relating to such Eurodollar Rate Advance; provided, however, that if any Interest Period is
                         --------  -------
longer than three (3) months, interest shall be due and payable monthly in arrears on the last day of the third month occurring after commencement of such Interest Period, on the last day of each three month period thereafter (if any) and on the last day of such Interest Period.

          Section 2.23 Payment. All payments of principal and interest under the
                       -------
Notes and of the fees hereunder shall be made to the Agent in immediately available funds. The Borrower agrees that the amounts shown on the books and records of the Agent as being the principal balances of the Notes shall be prima facie evidence of such principal amounts. The Borrower hereby authorizes the Agent to charge against the Borrower's account with the Agent an amount equal to the accrued interest and fees from time to time due and payable under the Notes or hereunder, or (at the option of the Agent) to make a Revolving Advance in such amount, all without receipt of any request for such charge or Revolving Advance.

          Section 2.24 Payment on Nonbusiness Days. Whenever any payment to be
                       ---------------------------
made hereunder or under any Note shall be stated to be due on a day other than a Bank Business Day, such payment may be made on the next succeeding Bank Business Day, and such extension of time shall in each case be included in the computation of interest on such Note or the fees hereunder, as the case may be.

          Section 2.25 Use of Proceeds. The Borrower shall use proceeds of the
                       ---------------
Revolving Facility exclusively to provide working capital, finance accounts receivable, inventory and cash which may be acquired in connection with a Permitted Acquisition, for general corporate purposes, to make loans and advances to its Subsidiaries and to make equity investments in its

Subsidiaries. The Borrower shall use proceeds of the Term Facility exclusively to finance Permitted Acquisitions.

          Section 2.26 Permitted Acquisitions. Notwithstanding Sections 6.6 and
                       ----------------------
6.8, the Borrower or any Subsidiary may issue stock, Subordinated Debt, cash, or any combination thereof, in exchange for or otherwise acquire, all of the ownership interests of, or all or substantially all of the assets of, or merge or consolidate with, any Limited Liability Entity in the electrical contracting business (each a "Permitted Acquisition"), provided the conditions set forth on
Schedule 2.26 shall have been satisfied.

          Section 2.27 Capital Adequacy; Increased Costs and Reduced Return. If
                       ----------------------------------------------------
any Related Bank determines at any time that its Return has been reduced as a result of any Rule Change, such Related Bank may require the Borrower to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.27:

          (a) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Bank. Such rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

          (b) "Eurodollar Rule" means Regulation D of the Board of Governors of the Federal Reserve System, any applicable law, rule or regulation, with respect to (i) taxes, duties or other charges, exemptions with respect to Eurodollar Rate Advances or a Bank's obligation to make Eurodollar Rate Advances, and (ii) reserves imposed by the Board of Governors of the Federal Reserve System (but excluding any reserve included in the determination of interest rates pursuant to Section 2.8), special deposits or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Related Bank, and any other condition affecting a Bank's making, maintaining or funding of Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances.

          (c) "Related Bank" includes (but is not limited to) a Bank, any parent corporation of a Bank and any assignee of any interest of a Bank hereunder and any participant in the Advances or Obligation of Reimbursement.

          (d) "Return", for any period, means the return as determined by a Related Bank on the Advances based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules and the Eurodollar Rules then in effect, costs of issuing or maintaining any Eurodollar Rate Advance and amounts received or receivable under this Agreement or the Note with respect to any Eurodollar Advance. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

          (e) "Rule Change" means any change in any Capital Adequacy Rule or Eurodollar Rule occurring after the date of this Agreement, but the term does not include any changes in applicable requirements that at the Closing Date are scheduled to take place under the existing Capital Adequacy Rules or Eurodollar Rules or any increases in the capital that any Related Bank is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the financial condition of such Related Bank or its determination of any failure of such Related Bank to comply with applicable laws, rules, regulations or guidelines administered by such regulatory authority.

Each Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle that Bank to compensation pursuant to this Section 2.27. Certificates of any Related Bank sent to the Borrower from time to time claiming compensation under this Section 2.27, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Related Bank hereunder to restore its Return shall be conclusive absent manifest error. In determining such amounts, the Related Bank may use any reasonable averaging and attribution methods.

          Section 2.28 Funding Exceptions.
                       ------------------

          (a) BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If with respect to any Interest Period:


          (i) the Agent determines that deposits in U.S. dollars (in the applicable amounts) are not being offered in the London interbank eurodollar market for such Interest Period; or

          (ii) the Agent otherwise determines that by reason of circumstances affecting the London interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

          (iii) the Agent determines that the Eurodollar Rate as determined by the Agent will not adequately and fairly reflect the cost to the Banks of maintaining or funding a Eurodollar Rate Advance for such Interest Period, or that the funding of Eurodollar Rate Advances has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of the Agent materially affects such Eurodollar Rate Advances;

     then the Agent shall promptly notify the Borrower and (A) upon the occurrence of any event described in the foregoing clause (i) the Borrower shall enter into good faith negotiations with the Agent in order to determine an alternate method to determine the Eurodollar Rate for the Banks, and during the pendency of such negotiations with the Agent, the Banks shall be under no obligation to make any new Eurodollar Rate

     Advances, and (B) upon the occurrence of any event described in the foregoing clauses (ii) or (iii), for so long as such circumstances shall continue, the Banks shall be under no obligation to make any new Eurodollar Rate Advances.

          (b) ILLEGALITY. If any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental authority, central bank, comparable agency or any other regulatory body charged with the interpretation, implementation or administration thereof, or compliance by the Banks with any request or directive (whether or not having the force of law) of any such authority, central bank, comparable agency or other regulatory body, should make it or, in the good faith judgment of the Agent, shall raise a substantial question as to whether it is unlawful for the Banks to maintain or fund Eurodollar Rate Advances, then (i) the Agent shall promptly notify the Borrower, (ii) the obligation of the Agent to maintain or convert into Eurodollar Rate Advances shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (iii) for the duration of such unlawfulness, any notice by the Borrower requesting the Agent to convert into Eurodollar Rate Advances shall be construed as a request to continue making Floating Rate Advances.

          Section 2.29 Liability Records. The Agent may maintain from time to
                       -----------------
time, at its discretion, liability records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. Upon the Agent's demand, the Borrower will admit and certify in writing the exact balance of the Obligations that the Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Agent shall be conclusive and fully binding on the Borrower unless the Borrower gives the Agent specific written notice of exception within 30 days after receipt.

                                  ARTICLE III

                              CONDITIONS PRECEDENT

          Section 3.1 Initial Conditions Precedent. The Banks' obligation to
                      ----------------------------
make any Advance and Norwest's obligation to issue any Letter of Credit is subject to the condition precedent that the Agent shall have received on or before the day the first Advance is made or Letter of Credit is issued all of the following, each dated (unless otherwise indicated) as of the date hereof, in form and substance satisfactory to the Agent:

          (a) The Notes, properly executed on behalf of the Borrower.

          (b) The Security Agreement, properly executed on behalf of the Borrower.

          (c) The Borrower Pledge Agreement, properly executed on behalf of the Borrower, together with the original certificates evidencing the stock covered thereby, blank assignments of that stock duly executed by the Borrower.

          (d) A financing statement or statements sufficient when filed to perfect the security interests in personal property other than fixtures granted under the Security Agreement to the extent such security interests are capable of being perfected by filing.

          (e) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower, and (ii) no financing statements have been filed and remain in effect against the Borrower except financing statements perfecting only Permitted Liens.

          (f) Guarantor Pledge Agreements, duly executed by each Guarantor holding any stock of any Subsidiary or any option to purchase such stock, together with the original certificates evidencing the stock covered thereby, blank assignments of that stock duly executed by such Guarantor, and, where applicable, the original option agreements giving such Guarantor a right to purchase common stock of any Subsidiary.

          (g) A Guaranty, duly executed by each Guarantor.

          (h) A Guarantor Security Agreement, duly executed by each Guarantor.

          (i) A certificate of the secretary of each Company (i) certifying that the execution, delivery and performance of the Loan Documents or Guarantor Documents, as applicable, and other documents contemplated hereunder have been duly approved by all necessary action of the Board of Directors of that Company and attaching true and correct copies of the applicable resolutions granting such approval, (ii) certifying that attached to such certificate are true and correct copies of the articles of incorporation and bylaws of that Company together with such copies, and (iii) certifying the names of the officers of that Company that are authorized to sign the Loan Documents or Guarantor Documents, as applicable, and other documents contemplated hereunder, including requests for Advances and issuance of Letters of Credit, together with the true signatures of such officers. The Agent and the Banks may conclusively rely on such certificates until they shall receive a further certificate of the Secretary or Assistant Secretary of the applicable Company canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

          (j) A certificate of good standing of each Company, dated not more than 30 days before such date.

          (k) A signed copy of an opinion of counsel for the Borrower and the Guarantors, addressed to the Banks.

          (l) Such subordination agreements as the Banks may require to evidence that all of each Company's Debt, other than the Obligations and the Guaranties, has been subordinated to payment of the Obligations and the Guaranties on terms satisfactory to the Banks, together with all original promissory notes or other documents evidencing such Debt.

          (m) Certificates of the insurance required under the Security Agreement, naming the Agent as lender loss payee.

          (n) A Borrowing Base Certificate as of a date not more than 30 days before that date.

          (o) The arrangement fee and Agent's fee described in Sections 2.19(a) and (c).

          Section 3.2 Conditions Precedent to Advances Used for Permitted
                      ---------------------------------------------------
Acquisitions. The obligation of the Banks to make any Advance (including the
------------
initial Advance) and Norwest's obligation to issue any Letters of Credit (including the initial Letter of Credit) in connection with a Permitted Acquisition shall be subject to the further conditions precedent that on the date of such Advance or Letter of Credit:

          (a) All of the conditions set forth in Schedule 2.26 shall have been satisfied.

          Section 3.3 Conditions Precedent to All Advances. The obligation of
                      ------------------------------------
the Banks to make any Advance (including the initial Advance) and Norwest's obligation to issue any Letters of Credit (including the initial Letter of Credit) shall be subject to the further conditions precedent that on the date of such Advance or Letter of Credit:

          (a) the representations and warranties contained in Article IV are correct on and as of the date of such Advance or Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

          (b) no event has occurred and is continuing, or would result from such Advance or Letter of Credit, which constitutes a Default or an Event of Default.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          To induce the Banks to enter into this Agreement, the Borrower represents and warrants to the Banks and the Agent as follows:

          Section 4.1 Corporate Existence and Power. Each Company is a
                      -----------------------------
corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary except where the failure to be so licensed or qualified would not have a Material Adverse Effect. Each Company has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents and the Guarantor Documents to which it is a party.

          Section 4.2 Authorization of Borrowing; No Conflict as to Law or
                      ----------------------------------------------------
Agreements. The execution, delivery and performance by each Company of the Loan
----------
Documents and Guarantor Documents to which it is a party and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of any Company, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to any Company or of the Certificate or Articles of Incorporation or Bylaws of any Company, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Company is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature (other than those in favor of the Agent) upon or with respect to any of the properties now owned or hereafter acquired by any Company.

          Section 4.3 Legal Agreements. Assuming that this Agreement constitutes
                      ----------------
the valid and binding agreements of the Banks, the Loan Documents and Guarantor Documents constitute, the legal, valid and binding obligations of the Companies a party thereto, enforceable against such Companies in accordance with their respective terms, except to the extent that the enforcement of any of the Loan Documents or the Guarantor Documents may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

          Section 4.4 Corporate Structure. Attached hereto as Schedule 4.4 is a
                      -------------------
correct and complete organizational chart showing the Borrower and all Subsidiaries.

          Section 4.5 Financial Condition. The Borrower has heretofore furnished
                      -------------------
to the Agent audited financial statements of the Borrower as of December 31, 1997, and unaudited preliminary financial statements of each Company as of September 30, 1998. Those financial statements fairly present the financial condition of the Companies on the dates thereof and the results of their operations and cash flows for the periods then ended, and were prepared in accordance with GAAP.

          Section 4.6 Adverse Change. There has been no change in the business,
                      --------------
properties or condition (financial or otherwise) of any Company since the date of the latest financial statement referred to in Section 4.5 or delivered pursuant to Section 5.1 that would have a Material Adverse Effect.

          Section 4.7 Litigation. There are no actions, suits or proceedings
                      ----------
pending or, to the knowledge of the Borrower, threatened against or affecting any Company or the properties of any Company before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to that Company, would have a Material Adverse Effect.

          Section 4.8  Hazardous Substances. To the best of the Borrower's
                       --------------------
knowledge after reasonable inquiry, (i) no Company nor any other Person has ever caused or permitted any Hazardous Substance to be disposed of in any manner which might result in a Material Adverse Effect on, under or at any real property which is operated by that Company or in which a Company has any interest; (ii) no such real property has ever been used (either by a Company or by any other Person) as a dump site or permanent storage site for any Hazardous Substance; and (iii) no such real property has ever been used as a temporary storage site for any Hazardous Substance except for (a) supplies for cleaning and maintenance in commercially reasonable amounts, and (b) supplies and equipment required for the Companies' ordinary business operations, used, stored and disposed of, in accordance with all Environmental Laws.

          Section 4.9  Investment Company Act. No Company is an "investment
                       ----------------------
company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          Section 4.10 Public Utility Holding Company Act. No Company is a
                       ----------------------------------
"holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          Section 4.11 Default. Each Company is in compliance with all
                       -------
provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a Material Adverse Effect.

          Section 4.12 Regulation U. No Company is engaged in the business of
                       ------------
extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          Section 4.13 Taxes. Each Company has paid or caused to be paid to the
                       -----
proper authorities when due all federal, state and local taxes required to be withheld by it. Each Company has filed all federal, state and local tax returns which to the knowledge of the officers of that Company are required to be filed, and each Company has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due, other than taxes whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which that Company has provided adequate reserves in accordance with GAAP.

          Section 4.14 Titles and Liens. Each Company has good title to each of
                       ----------------
the properties and assets reflected in the latest balance sheet referred to in
Section 4.5 (other than any sold, as permitted by Section 6.7), free and clear of all Liens and encumbrances, except for Permitted Liens and covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the business or operations of that Company as presently conducted. No financing statement naming any Company as debtor is on file in any office except to perfect only Permitted Liens.

          Section 4.15 Solvency. Both before and after giving effect to the
                       --------
transactions contemplated by the Loan Documents, no Company:

          (a) was or will be insolvent, as that term is used and defined in
     Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;

          (b) has or will have an unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of that Company are unreasonably small;

          (c) by executing, delivering or performing its obligations under the Loan Documents, Guarantor Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, or believes that it will, incur debts beyond its ability to pay them as they mature;

          (d) by executing, delivering or performing its obligations under the Loan Documents, Guarantor Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and

          (e) contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law any jurisdiction, nor, to the best knowledge of the Borrower, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.

          Section 4.16 ERISA. To the knowledge of the Borrower after reasonable
                       -----
inquiry, no Plan established or maintained by any Company or any ERISA Affiliate that is subject to Part 3 of Subtitle B of Title I of ERISA had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) in an amount which could have a Material Adverse Effect, and no liability to the Pension Benefit Guaranty Corporation or the Internal Revenue Service in excess of such amount has been, or is expected by any Company or any ERISA Affiliate to be, incurred with respect to any Plan of any Company or any ERISA Affiliate. No Company has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

          So long as the Obligations shall remain unpaid, or any Bank's Commitment or any Letter of Credit shall be outstanding, the Borrower will comply with the following requirements, unless the Banks shall otherwise consent in writing:

          Section 5.1 Financial Statements. The Borrower will deliver to the
                      --------------------
Agent:

          (a) As soon as available, and in any event within 90 days after the end of each fiscal year of each Company, copies of the annual audit reports of each Company with the unqualified opinions of independent certified public accountants selected by the Borrower and acceptable to the Agent, which annual report shall include the balance sheets of the Companies as at the end of such fiscal year and the related statements of income, shareholders' equity and cash flows of the Companies for the fiscal year then ended, all in reasonable detail and all prepared in accordance with GAAP, on a consolidated and consolidating basis; together with (A) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants; and (B) copies of such accountants' management letters issued to the Companies for such year.

          (b) As soon as available and in any event within 45 days after the end of each fiscal quarter, balance sheets of the Companies as at the end of such fiscal quarter and related statements of earnings and cash flows of the Companies for such fiscal quarter and for the fiscal year to date, in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous year, all prepared in accordance with GAAP on a consolidated and consolidating basis, and certified by the chief financial officer of the Borrower or a designee approved by the Agent as fairly presenting the financial condition and results of operations of the Companies subject to year-end audit adjustments.

          (c) As soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower, a Compliance Certificate, duly executed by the chief financial officer of the Borrower or a designee approved by the Agent.

          (d) Within 30 days after the end of each calendar month, (i) a Borrowing Base Certificate as at the end of such calendar month, properly executed by the chief financial officer of the Borrower or a designee approved by the Agent, (ii) a summary of agings of accounts payable and supporting documentation as the Agent may reasonably require, and (iii) a list of all Persons holding five percent (5%) or more, or the right to acquire five percent (5%) or more, of the ownership interests of any Company, showing each such Person's name, and the number, percentage and class of shares held or that may be acquired by such Person.

          (e) By the end of each fiscal year of the Borrower, projections for each Company's financial performance during the following fiscal year, including projections of income, cash flows and balance sheets, all presented on a quarter-by-quarter basis in such detail as the Banks may reasonably request and certified by the chief financial officer of the Borrower or a designee approved by the Agent as being identical to the projections used by the Borrower for internal planning purposes as of the date of such certification.

          (f) Promptly upon their distribution, copies of all financial statements, reports and proxy statements which any Company shall have sent to its stockholders.

          (g) Promptly after the sending or filing thereof, copies of all regular and periodic financial reports which any Company shall file with the Securities and Exchange Commission or any national securities exchange.

          (h) Immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting any Company of the type described in Section 4.7 or which seek a monetary recovery against any Company in excess of $100,000.

          (i) As promptly as practicable (but in any event not later than five business days) after an officer of any Company obtains knowledge of the occurrence of any Default or Event of Default, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken to cure the effect of such event.

          (j) Promptly upon becoming aware of any Reportable Event or any prohibited transaction (as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) in connection with any Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the applicable Company has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the Department of Labor with respect thereto.

          (k) Promptly upon their receipt or filing, copies of (i) all notices received by any Company or any ERISA Affiliate of the Pension Benefit Guaranty Corporation's intent to terminate any Plan or to have a trustee appointed to administer any Plan, and (ii) all notices received by any Company or any ERISA Affiliate from a Multiemployer Plan concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA.

          (l) Upon request of the Bank, copies of the most recent annual report (Form 5500 Series), including any supporting schedules, filed by any Company or any ERISA Affiliate with the Internal Revenue Service with respect to any Plan.

          (m) Such other information respecting the financial condition and results of operations of the Companies as the Agent may from time to time reasonably request.

          Section 5.2 Books and Records; Inspection and Examination. The
                      ---------------------------------------------
Borrower will, and will cause each Company to, keep accurate books of record and account for itself in which true and complete entries will be made in accordance with GAAP and, upon request of any Bank, will give any representative of any Bank access to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents in its possession, to inspect any of its properties and to discuss its affairs, finances and accounts with any of its principal officers, all at such times during normal business hours and as often as a Bank may reasonably request.

          Section 5.3 Compliance with Laws. The Borrower will, and will cause
                      --------------------
each Company to, comply with the requirements of applicable laws and regulations, the noncompliance with which would have a Material Adverse Effect.

          Section 5.4 Payment of Taxes and Other Claims. The Borrower will, and
                      ---------------------------------
will cause each Company to, pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien or charge upon any properties of a Company; provided, that no Company shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which that Company has provided adequate reserves in accordance with GAAP.

          Section 5.5 Maintenance of Properties. The Borrower will, and will
                      -------------------------
cause each Company to, keep and maintain all of its properties necessary or useful in its business in good condition, repair and working order; provided, however, that nothing in this Section shall prevent a Company from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of that Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Banks as holder of the Notes.

          Section 5.6 Insurance. The Borrower will, and will cause each Company
                      ---------
to, obtain and maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which that Company operates. All casualty insurance policies required hereunder shall include a standard Bank's loss payable clause in favor of the Agent to the extent of the Banks' interests. All liability policies required hereunder shall name the Agent and the Banks as an additional insured.

          Section 5.7  Preservation of Corporate Existence. The Borrower will,
                       -----------------------------------
and will cause each Company to, preserve and maintain its corporate existence and all of its rights, privileges and franchises; provided, however, that (i) no Company shall be required to preserve any of its rights, privileges and franchises if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of that Company and that the loss thereof is not disadvantageous in any material respect to the Banks as holders of the Notes and (ii) any Subsidiary may be merged with any other Subsidiary or into the Borrower.

          Section 5.8  Year 2000. The Borrower will, and will cause each Company
                       ---------
to, proceed with reasonable diligence to evaluate all of the data processing systems necessary to the conduct of its business (including computer hardware, software and firmware, and including data processing systems embedded within equipment) and will implement such hardware and software modifications and upgrades as may be necessary for such systems to be Year 2000 Compliant, and all such systems shall be Year 2000 Compliant, by no later than March 31, 1999. For purposes hereof, "Year 2000 Compliant" means with respect to any data processing system, (i) that such system accurately records, stores, processes and presents date data with respect to dates on and after January 1, 2000 in the same manner, and with substantially the same functionality, as the such system records, stores, processes and presents date data with respect to dates on and before December 31, 1999; and (ii) that such system accurately records, stores, processes and presents date ranges beginning on or before December 31, 1999 and ending on or after January 1, 2000, or occurring entirely on or after January 1, 2000, in the same manner, and with substantially the same functionality, as such system records, stores, processes and presents date ranges occurring entirely on or before December 31, 1999.

          Section 5.9  Maximum Consolidated Cash Flow Leverage Ratio. The
                       ---------------------------------------------
Borrower shall maintain its Consolidated Cash Flow Leverage Ratio, determined as of the end of each fiscal quarter of the Borrower, at not more than 2.50 to 1.00.

          Section 5.10 Minimum Consolidated Fixed Charge Coverage Ratio. The
                       ------------------------------------------------
Borrower shall maintain its Consolidated Fixed Charge Coverage Ratio, determined as of the end of each fiscal quarter of the Borrower, at not less than 1.30 to 1.00.

          Section 5.11 Minimum Consolidated Tangible Net Worth. The Borrower
                       ---------------------------------------
shall maintain its Consolidated Tangible Net Worth, determined as of the end of each fiscal quarter of the Borrower, at not less than the sum of (i) 10,000,000,
(ii) 50% of positive Net Income for fiscal quarters ending after December 1, 1998, and (iii) all Net Equity Proceeds.

                                  ARTICLE VI


                              NEGATIVE COVENANTS

          So long as the Obligations shall remain unpaid, or any Bank's Commitment or any Letter of Credit shall be outstanding, the Borrower agrees that, without the prior written consent of the Banks:

          Section 6.1 Liens. The Borrower will not, and will not permit any
                      -----
Company to, create, incur, assume or suffer to exist any Lien or other charge or encumbrance of any nature on any of its assets, now owned or hereafter acquired, or assign or otherwise convey any right to receive income or give its consent to the subordination of any right or claim of any Company to any right or claim of any other Person; excluding, however, from the operation of the foregoing the following (collectively, "Permitted Liens"):

          (a) Liens for taxes or assessments or other governmental charges to the extent not required to be paid by Section 5.4.

          (b) Materialmen's, merchants', mechanic's, carriers' worker's, repairer's, or other like liens arising in the ordinary course of business to the extent not required to be paid by Section 5.4.

          (c) Bonds, pledges or deposits to secure obligations under contracts, worker's compensation laws, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business.

          (d) Zoning restrictions, easements, licenses, rights-of-way, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the operation of the business of any Company or the value of such property for the purpose of such business.

          (e) Purchase money Liens (which term for purposes of this subsection shall include conditional sale agreements or other title retention agreements and leases in the nature of title retention agreements) upon or in property acquired after the date hereof, or Liens existing in such property at the time of acquisition thereof, provided that:

          (i) no such Lien extends or shall extend to or cover any property of any Company other than the property then being acquired and fixed improvements then or thereafter erected thereon; and

          (ii) the aggregate principal amount of all Debt of any Company secured by all Liens described in this subsection shall not exceed $1,000,000 at any one time outstanding.

          (f) Liens on any property of any Company (other than those described in subsection (e)) securing any indebtedness for borrowed money in existence on the date hereof and listed in Schedule 6.1 hereto, any extension, renewal or replacement (or successive extension, renewals or replacements) in whole or in part, of any such indebtedness provided (i) that the amount of such indebtedness does not increase, and no funds are readvanced to any Company after payment, and (ii) the Lien shall be limited to all or part of the property securing the Lien extended, renewed or replaced plus improvements thereon.

          (g) Liens in favor of the Agent.

          (h) Liens arising out of a judgment against any Company for the payment of money not exceeding $250,000 with respect to which an appeal is being prosecuted and a stay of execution pending such appeal has been secured, but only so long as all such Liens are subordinate in all respect to all Liens in favor of the Agent.

          Section 6.2 Indebtedness. The Borrower will not, and will not permit
                      ------------
any Company to, incur, create, assume or permit to exist any Debt or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

          (a) Indebtedness to the Banks.

          (b) Indebtedness of the Companies in existence on the date hereof and listed in Schedule 6.2 hereto, and any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any such indebtedness, provided that the amount of such indebtedness is not increased and no funds are readvanced to any Company after payment.

          (c) Subordinated Debt to the extent less than or equal to $5,000,000, or renewals, extensions or replacements thereof.

          (d) Purchase money indebtedness of the Companies secured by Liens permitted by subsection 6.1(e).

          (e) Indebtedness of the Borrower to any Subsidiary or of any Subsidiary to the Borrower or another Subsidiary so long as no Material Adverse Effect occurs.

          (f) Indebtedness of a Company assumed in connection with a Permitted Acquisition and approved by the Required Banks if such approval is required pursuant to Schedule 2.26.

          (g) Liens in favor of the United States in connection with progress payments made on contracts with any branch of the United States government.

          Section 6.3 Guaranties. The Borrower will not, and will not permit any
                      ----------
Company to, assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

          (a) The endorsement of negotiable instruments by a Company for deposit or collection or similar transactions in the ordinary course of business.

          (b) Guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons in existence on the date hereof and listed in Schedule 6.3 hereto.

          (c) Guaranties, subordinated to the Obligations, of any indebtedness permitted by Sections 6.1 or 6.2.

          Section 6.4 Investments. The Borrower will not, and will not permit
                      -----------
any Company to, purchase or hold beneficially any stock or other securities or evidence of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, except:

          (a) Investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000.

          (b) Travel advances to officers and employees of the Companies in the ordinary course of business.

          (c) Advances in the form of progress payments, prepaid rent or security deposits.

          (d) Permitted Acquisitions.

          (e) Loans and advances by the Borrower to its Subsidiaries or by any Subsidiary to another Subsidiary or the Borrower provided such loans and advances do not cause a Material Adverse Effect

          (f) Investments by the Borrower in the stock of any Subsidiary.

          Section 6.5 Dividends; Redemptions. Except as set forth in Section 2.3
                      ----------------------
and this Section 6.5, the Borrower will not declare or pay any dividend (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly. Provided no Default Period exists and none would exist immediately thereafter, the Borrower may pay Permitted Preferred Stock Dividends.

          Section 6.6 Issuance of Stock. The Borrower will not permit any
                      -----------------
Company other than the Borrower to issue any shares of its capital stock (including shares issued as stock dividends or stock splits), options or warrants to purchase such stock, or other securities convertible to such stock unless all original certificates and agreements evidencing the same shall be immediately delivered and pledged to the Agent, under agreements in form and substance acceptable to the Agent, as collateral for the payment of the Obligations.

          Section 6.7 Sale of Assets. The Borrower will not, and will not permit
                      --------------
any Company to, sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series of transactions) to any other Person other than in the ordinary course of business; except that, provided it does not cause a Material Adverse Effect, (i) any Subsidiary may sell, lease, assign or otherwise transfer its assets to the Borrower, and (ii) any Subsidiary may sell, lease, assign or otherwise transfer its assets to another Subsidiary.

          Section 6.8 Consolidation and Merger; Change of Control. The Borrower
                      -------------------------------------------
will not consolidate with or merge into any Person, or permit any Person to merge into it, or transfer or sell, (in any transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of its assets to any other Person if, as a result thereof the Borrower shall not be the continuing or surviving corporation. In addition, whether or not occurring as the result of any such merger or consolidation, the Borrower shall not suffer to occur or exist a material change in the ownership or control of any Company except as otherwise permitted in Section 5.7. For purposes hereof, a "material change" shall mean, before the receipt of net proceeds of at least $30,000,000 from the initial public offering of the Borrower's common stock, (a) any shareholder who as of the date of this Agreement owns twenty percent (20%) or more of the Borrower's outstanding common stock (without giving effect to the exercise of any conversion rights) (a "20% Shareholder") shall dispose of the beneficial interest of 50% or more of the number of shares of the Borrower's stock, owned by such 20% Shareholder as of the date of this Agreement or (b) more than half of the Borrower's Directors shall resign during any six month period. If a material change occurs, the Borrower shall promptly so notify the Agent in writing describing the material change. Within 30 days of receipt of such notice, the Agent may notify the Borrower in writing that, due to the material change the Required Banks have determined, (i) that the Banks do not wish to remain parties to the Credit Agreement, (ii) that the Banks' Commitments shall automatically terminate on the 90th day from the date of such notice by the Agent and (iii) that the Borrower must retire all Obligations by not later than the 90th day following receipt of such notice from the Agent; whereupon (A) each Bank's Commitment shall automatically terminate on the sooner of the 90th day following delivery of such notice to the Borrower or satisfaction of all Obligations and (B) all Obligations shall be due and payable in full on the 90th day following delivery of such notice to the Borrower. Nothing in this Section
6.8 shall limit any other rights of the Agent and the Banks elsewhere in this Agreement.

          Section 6.9  Sale and Leaseback. The Borrower will not, and will not
                       ------------------
permit any Company to, enter into any arrangement, directly or indirectly, with any other Person whereby any Company shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which any Company intends to use for substantially the same purpose or purposes as the property being sold or transferred.

          Section 6.10 Subordinated Debt. The Borrower will not, and will not
                       -----------------
permit any Company to, (i) make any payment of, or acquire, any Subordinated Debt except as expressly permitted by the subordination provision thereof; (ii) give security for all or any part of such Subordinated Debt; (iii) amend or cancel the subordination provisions of such Subordinated Debt; (iv) take or omit to take any action whereby the subordination of such Subordinated Debt or any part thereof to the Obligations might be terminated, impaired or adversely affected; or (v) omit to give the Agent prompt written notice of any default under any agreement or instrument relating to such Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be immediately due and payable.

          Section 6.11 Capital Expenditures. The Borrower will not, and will not
                       --------------------
permit any Company to, make any Capital Expenditure (including payments under capitalized leases) if, after giving effect to such expenditure, the aggregate amount of Capital Expenditures made by the Companies in any period of 12 consecutive months will exceed one hundred and fifty percent (150%) of the amount shown as depreciation on the Borrower's audited financial statements for the previous fiscal year. The restriction contained in this Section is subject to the further limitations imposed by Section 6.1(e) if any asset is acquired under a purchase money Lien referred to in that Section.

          Section 6.12 Accounts Payable. The Borrower will not, and will not
                       ----------------
permit any Company to, have (i) more than ten (10%) of its accounts payable outstanding for more than 60 days or (ii) any accounts payable outstanding for more than 120 days except for accounts payable which are being disputed in good faith by appropriate proceedings and for which that Company has provided adequate reserves in accordance with GAAP.

          Section 6.13 Hazardous Substances. The Borrower will not, and will not
                       --------------------
permit any Company to, cause or permit any Hazardous Substance to be disposed of, in any manner which might result in any material liability to the Borrower, on, under or at any real property which is operated by the Borrower or in which the Borrower has any interest.

          Section 6.14 Restrictions on Nature of Business. The Borrower will
                       ----------------------------------
not, and will not permit any Company to, engage in any line of business materially different from that presently engaged in by that Company.

                                  ARTICLE VII


                    EVENTS OF DEFAULT, RIGHTS AND REMEDIES

          Section 7.1 Events of Default. "Event of Default", wherever used
                      -----------------
herein, means any one of the following events:

          (a) Default in the payment of any interest when it becomes due and payable and the continuation of such default for two (2) days; or

          (b) Default in the payment of principal of any Note when it becomes due and payable; or

          (c) Failure to pay when due any amount specified in Section 2.13 relating to the Borrower's Obligation of Reimbursement, or failure to pay immediately when due or upon termination of the Commitment any amounts required to be paid for deposit in the Special Account under Section 2.14 or 2.21; or

          (d) Default in the payment of any fees required under Section 2.19(b) when the same become due and payable and the continuance of such default for a period of five (5) days.

          (e) Default in the performance, or breach, of any covenant or agreement on the part of the Borrower contained in Section 2.21 or 5.1 or in any Financial Covenant.

          (f) Default in the performance, or breach, of any covenant or agreement of the Borrower in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and the continuance of such default or breach for a period of 30 days after the Bank has given notice to the Borrower specifying such default or breach and requiring it to be remedied.

          (g) Any representation or warranty made by the Borrower in this Agreement or by any Company (or any of its officers) in any certificate, instrument, or statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any Guarantor Document, delivered to the Agent or the Banks, shall prove to have been incorrect or misleading in any material respect when made.

          (h) Any Guarantor shall repudiate, purport to revoke or fail to perform any such Guarantor's obligations under its Guarantor Documents or any Guarantor shall cease to exist (except in accordance with Section 5.7);

          (i) A default under any bond, debenture, note or other evidence of indebtedness of any Company (other than to the Banks) or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture or other instrument; provided, however, that if such default shall be cured by the applicable Company, or waived by the holders of such indebtedness, in each case prior to the commencement of any action under Section 7.2 and as may be permitted by such evidence of indebtedness, indenture or other instrument, then the Event of Default hereunder by reason of such default shall be deemed likewise to have been thereupon cured or waived.

          (j) An event of default shall occur under the Security Agreement, any Guarantor Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement directly or indirectly securing any Obligations or any guaranty of the Obligations.

          (k) Default in the payment of any amount owed by any Company to any Bank other than hereunder or under a Note.

          (l) Any Company shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or any Company shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of that Company and such appointment shall continue undischarged for a period of 30 days; or any Company shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against any Company; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any Company and such judgment, writ, or similar process shall not be released, vacated or fully bonded within 30 days after its issue or levy.

          (m) The rendering against a Company of a final judgment, decree or order for the payment of money in excess of $250,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without being vacated or a stay of execution or being bonded pending appeal.

          (n) A writ of attachment, garnishment, levy or similar process shall be issued against or served upon the Agent or any Bank with respect to (i) any property of any Company in the possession of the Agent or a Bank, or
     (ii) any indebtedness of the Agent or a Bank to any Company.

          (o) Any Plan shall have been terminated and the Borrower's liability in connection therewith shall exceed $250,000, or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan, or withdrawal liability exceeding $250,000 shall have been asserted against any Company or any ERISA Affiliate by a

     Multiemployer Plan; or any Company shall fail to make any contribution with respect to a Plan or Multiemployer Plan in an amount or at a time which would permit a Lien to be filed with respect to such Plan; or any Reportable Event that the Agent may determine in good faith might constitute grounds for the termination of any Plan, for the appointment by the appropriate United States District Court of a trustee to administer any Plan or for the imposition of withdrawal liability exceeding $250,000 with respect to a Multiemployer Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Agent.

          Section 7.2 Rights and Remedies. During any Default Period, the Agent,
                      -------------------
on behalf of the Banks, may exercise any or all of the following rights and remedies:

          (a) The Agent may, by notice to the Borrower, declare all Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

          (b) Each Bank may, without notice to the Borrower and without further action, apply any and all money owing by it to the Borrower to the payment of the Obligations then outstanding.

          (c) The Agent may exercise and enforce its rights and remedies under the Security Agreement.

          (d) The Agent may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7.1(n) hereof, all Obligations shall be immediately due and payable without presentment, demand, protest or notice of any kind.



                                 ARTICLE VIII


                                    AGENCY
                                    ------

          Section 8.1 Authorization; Powers; Agent for Collateral Purposes. Each
                      ----------------------------------------------------
Bank irrevocably appoints the Agent as collateral agent for purposes of perfecting the security interests granted under the Security Documents and the Guarantor Security Agreements and otherwise appoints and authorizes the Agent to act on behalf of such Bank to the extent provided herein or in any document or instrument delivered hereunder or in connection herewith, and to take such other actions as may be reasonably incidental thereto. The Agent agrees to act as administrative agent for each Bank upon the express conditions contained in this
Article VIII, but in no event shall the Agent constitute a fiduciary of any Bank, nor shall it have any fiduciary responsibilities in respect of any Bank. In furtherance of the foregoing, and not in limitation thereof, each Bank irrevocably authorizes the Agent to execute and deliver and perform its obligations under this Agreement and each of the Loan Documents to which the

Agent is a party, and to exercise all rights, powers, and remedies that the Agent may have hereunder, including without limitation, the appointment of the Agent as nominal beneficiary or nominal secured party, as the case may be, under certain of the Loan Documents and all related financing statements, and authorization of the Agent to act as agent in the holding and disposition of Collateral under the Loan Documents. As to any matters not expressly provided for by this Agreement or the Loan Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks or, if so required pursuant to Section 9.4, upon the instructions of all Banks; provided, however,
                                                             --------  -------
that except for actions expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by all Banks in accordance with their respective Percentages against any and all liability and expense which may be incurred by it by reason of taking or continuing to take such action.

          Section 8.2 Distribution of Collections; Norwest Advances; Banks'
                      -----------------------------------------------------
Right to Refuse to Fund Advances During Default Periods; Bank Refuses to Fund.
-----------------------------------------------------------------------------

          (a) DISTRIBUTION OF COLLECTIONS. Each Bank's Percentage of the Obligations shall be payable solely from Collections received by the Agent; and the Agent's only liability to the Banks hereunder shall be to account for each Bank's Percentage of the Collections in accordance with this Agreement. The Agent shall collect and receive any and all Collections and shall apply them to the Obligations as follows:


          (i) FIRST, to reimburse the Agent for any and all unreimbursed costs of collection and expenses incurred by the Agent for which it is entitled to reimbursement pursuant to Section 8.3, and to the extent a Bank previously paid a portion of any such costs and expenses, that Bank shall be ratably reimbursed for its portion;

          (ii) SECOND, to pay the remaining Obligations, with each Bank receiving its pro rata share thereof.

          (b) OBLIGATION OF REIMBURSEMENT. To the extent that this Agreement requires the application of any Collections to the reduction of the Obligation of Reimbursement, such Collections shall be applied to Revolving Advances before any portion thereof is "applied", as cash collateral, to the Obligation of Reimbursement, and the Banks authorize the Agent to act as their collateral agent for purposes of holding any such cash collateral.

          (c) PAYMENTS BY AGENT. If the Agent fails to pay the Banks any amount required to be paid under this Section 8.2 in a timely manner, the Agent shall pay such amount on demand, together with interest at the Federal Funds Rate from the date such payment was required to be made under this
     Section 8.2 through the date of such payment. If the Agent is ever required for any reason to refund any Collections, each Bank will refund to the Agent, upon demand, its Percentage of such Collections, together with its Percentage of interest or penalties, if any, payable by the Agent in connection with such refund. The Agent may, in its sole discretion, make payment to the Banks in anticipation of receipt of Collections. If the Agent fails to receive any such anticipated Collections, each Bank shall promptly refund to the Agent, upon demand, any such payment made to it in anticipation of payment Collections, together with interest for each day on such amount until so refunded at a rate equal to the Federal Funds Rate for each such date.

          (d) NORWEST ADVANCES; SETTLEMENT. The Agent may, in its sole discretion, elect to apply Collections, and to fund Revolving Advances requested by the Borrower, for Norwest's account only, and the other Banks shall not participate therein, provided that on each Settlement Date:


          (i) The Agent shall first apply any Collections received before the close of business on the preceding Banking Day and not previously applied to reduction of the Obligations in accordance with subsection (a).

          (ii) The Agent shall then determine the amount owed by or to each Bank in order to reconcile each Bank's actual outstanding Advances with its Percentage of the outstanding principal balance of the Advances as of such preceding Banking Day and shall send notice thereof to each Bank by not later than 10:00 a.m. (Minneapolis, Minnesota time). If the amount owed by a Bank is greater than $25,000, that Bank, shall send to the Agent by wire transfer the amount it owes by not later than 1:00 p.m. (Minneapolis, Minnesota time) on the Settlement Date. If the amount owed to a Bank is greater than $25,000, the Agent shall send to that Bank the amount owed by not later than 2:00 p.m. (Minneapolis, Minnesota time) on the Settlement Date provided the Agent has received the funds required to be paid to it by the other Banks.

          (e) BANK REFUSES TO FUND. Notwithstanding the foregoing, if any Bank has wrongfully refused to fund its Percentage of Advances or purchase its Revolving Facility Percentage of the Obligation or Reimbursement as required hereunder, or if the principal balance of any Bank's Notes is for any reason less than its Percentage of the aggregate principal balances of the Notes, the Agent may remit all payments received by it to the other Banks until such payments have reduced the aggregate amounts owed by the Borrower to the extent that the aggregate amount owing to such Bank hereunder is equal to its Percentage of the aggregate amount owing to the Banks hereunder. The provisions of this subsection (e) are intended only to set forth certain rules for the application of Collections if a Bank has breached its obligations hereunder and shall not be deemed to excuse any Bank from such obligations.

          Section 8.3 Expenses. All Collections received or effected by the
                      --------
Agent may be applied, first, to pay or reimburse the Agent for all costs, expenses, damages and liabilities at any time incurred by or imposed upon the Agent in connection with this Agreement or any other Loan Document (including but not limited to all reasonable attorney's fees, foreclosure expenses and advances made to protect the security of any collateral, but excluding costs, expenses, damages and liabilities to the extent such costs, expenses, damages and liabilities arise from the Agent's gross negligence or willful misconduct). If the Agent does not receive Collections sufficient to cover any such costs, expenses, damages or liabilities within 30 days after their incurrence or imposition, each Bank shall, upon demand, remit to the Agent its Percentage of the difference between (i) such costs, expenses, damages and liabilities, and (ii) such Collections.

          Section 8.4 Use of the Term "Agent".  The term "Agent" is used
                      -----------------------
herein in reference to the Agent merely as a matter of custom. It is intended to reflect only an administrative relationship between the Agent and the Banks, as independent contracting parties. However, the obligations of the Agent shall be limited to those expressly set forth herein and in no event shall the use of such term create or imply any fiduciary relationship or any other obligation arising under the general law of agency.

          Section 8.5 Collections Received Directly by Banks. If any Bank shall
                      --------------------------------------
obtain any Collections other than through distributions made in accordance with
Section 8.2, such Bank shall promptly give notice of such fact to the Agent and shall purchase from the other Banks such participations in the Notes and the Obligation of Reimbursement as shall be necessary to cause the purchasing Bank to share such Collections ratably with each of them; provided, however, that if all or any portion of such Collections is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchasing Bank restored to the extent of such recovery (but without interest thereon).

          Section 8.6 Indemnification. Each Bank severally (but not jointly)
                      ---------------
hereby agrees to indemnify and hold harmless the Agent, as well as the Agent's agents, employees, officers and directors, ratably according to its Percentage from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgment, demands, damages, costs, disbursements, or expenses (including attorneys' fees and expenses) of any kind or nature whatsoever, which are imposed on, incurred by, or asserted against the Agent or its agents, employees, officers or directors in any way relating to or arising out of the Loan Documents, or as a result of any action taken or omitted to be taken by the Agent; provided, however, that no Bank shall be liable for any
                    --------  -------
portion of any such losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs disbursements, or expenses resulting from the gross negligence or willful misconduct of the Agent. The Agent shall not be required to take any action in connection with any Loan Document or Guarantor Document unless indemnified to its satisfaction by the Banks in accordance with their respective Percentages against loss, cost, liability and expense. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and not commence or cease to do the acts indemnified against until such additional indemnity is furnished.

          Section 8.7 Priority in Collateral. To the extent the security
                      ----------------------
interests granted to the Agent on behalf of the Banks secure Obligations which do not arise out of, or are not evidenced by, the Loan Documents, such Obligations shall be subordinate to the prior payment of all Obligations which do arise out of, or are evidenced by, the Loan Documents. To the extent all Banks have any such subordinate Obligations, payment of those subordinate Obligations shall be shared by the Banks on a pro rata basis determined in accordance with the outstanding principal balance of such subordinate Obligations held by each Bank.

          Section 8.8  Exculpation. The Agent shall be entitled to rely upon
                       -----------
advice of counsel concerning legal matters, and upon any writing which it believes to be genuine or to have been presented by a proper person. Neither the Agent nor any of its directors, officers, employees or agents shall (i) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Loan Document, Guarantor Document or any other instrument or document delivered hereunder or in connection herewith, (ii) be responsible for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any collateral security, (iii) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by the Borrower or any other obligor of its obligations, or (iv) in any event, be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Agent in its individual capacity.

          Section 8.9  Agent and Affiliates. The Agent shall have the same
                       --------------------
rights, powers and obligations hereunder in its individual capacity as any other Bank, and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from and generally engage in any kind of business with the Borrower as fully as if the Agent were not the Agent hereunder.

          Section 8.10 Credit Investigation. Each Bank acknowledges that it has
                       --------------------
made such inquiries and taken such care on its own behalf as would have been the case had its Commitment been granted and the Advances made or Letters of Credit issued directly by such Bank to or for the benefit of the Borrower without the intervention of the Agent or any other Bank. Each Bank agrees and acknowledges that the Agent makes no representations or warranties about the creditworthiness of the Borrower or any other party to this Agreement or with respect to the legality, validity, sufficiency or enforceability of this Agreement, any Loan Document, Guarantor Document or any other instrument or document delivered hereunder or in connection herewith.

          Section 8.11 Defaults. The Agent shall have no duty to inquire into
                       --------
any performance or failure to perform by the Borrower and shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than under Section 7.1(a) or (c) unless the Agent has received notice from a Bank or the Borrower specifying the occurrence of such Default or Event of Default. If the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. Upon learning of the occurrence of a Default, the Agent shall (subject to Section 8.6) (a) in the case of an Event of Default, not take any the actions referred to in Section 7.2(a) unless so directed by the Required Banks, and (b) in the case of any Default, take such actions with respect to such Default as shall be directed by the Required Banks; provided
                                                                    --------
that, unless and until the Agent shall have received such directions, the Agent may take any action, or refrain from taking any action, with respect to such Default as it shall deem advisable in the best interest of the Banks.

          Section 8.12 Resignation. The Agent may resign as such at any time
                       -----------
upon at least 30 days' prior notice to the Borrower and the Banks. If the Agent resigns, the Required Banks shall as promptly as practicable appoint a successor Agent. If no such successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the resigning Agent's giving of notice of resignation, then the resigning Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request and the resigning Agent shall be discharged from its duties and obligations under this Agreement. After any resignation pursuant to this Section 8.12, the provisions of this Section 8.12 shall inure to the benefit of the retiring Agent as to any actions taken or omitted to be taken by it while it was an Agent hereunder.

          Section 8.13 Obligations Several. The obligations of each Bank
                       -------------------
hereunder are the several obligations of such Bank, and no Bank or the Agent shall be responsible for the obligations of any other Bank hereunder, nor will the failure by the Agent or any Bank to perform any of its obligations hereunder relieve the Agent or any other Bank from the performance of its respective obligations hereunder. Nothing contained in this Agreement, and no action taken by any Bank or the Agent pursuant hereto or in connection herewith or pursuant to or in connection with the Loan Documents, shall be deemed to constitute the Banks, together or with or without the Agent, a partnership, association, joint venture or other entity.

          Section 8.14 Sale or Assignment; Addition of Banks. Except as
                       -------------------------------------
permitted under the terms and conditions of this Section 8.14 or, with respect to participations, under Section 8.15, no Bank may sell, assign or transfer its rights or obligations under this Agreement or its interest in any Note. Any Bank, at any time upon at least ten (10) Business Days' prior written notice to the Agent and the Borrower (unless the Agent and the Borrower consent to a shorter period of time), may assign all of such Bank's Notes, Advances and Facility Amounts, or a portion thereof (so long as any such portion is not less then $5,000,000 and is in equal percentages of such assigning Bank's Facility Amounts), to a domestic or foreign bank or other financial institution having deposits in excess of $500,000,000 (an "Applicant") on any date (the "Adjustment Date") selected by such Bank, but only so long as the Borrower and the Agent shall have provided its prior written approval of such proposed Applicant, which prior written approval will not be unreasonably withheld. Notwithstanding the foregoing, (i) assignments may be made by a Bank to another Bank already a party to this Agreement in an amount not less than $1,000,000 and (ii) no consent of the Borrower shall be required for the sale of an interest to an affiliate of a Bank or, in any event, if a Default Period shall exist. Upon receipt of such approval and to confirm the status of each additional Bank as a party to this Agreement and to evidence the assignment in accordance herewith:

          (a) the Agent, the Borrower, the assigning Bank and such Applicant shall, on or before the Adjustment Date, execute and deliver to the Agent an Assignment Certificate in substantially the form of Exhibit K (an "Assignment Certificate");

          (b) the Borrower will execute and deliver to the Agent, for delivery by the Agent in accordance with the terms of the Assignment Certificate,
     (i) new Notes payable to the order of the Applicant in amounts corresponding to the applicable Percentages of the Facilities acquired by such Applicant and (ii), if necessary, new Notes payable to the order of the assigning Bank in amounts corresponding to the retained Percentages, if any. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the Notes to be replaced by such new Notes, shall be dated the effective date of such assignment and shall otherwise be in the form of the Notes to be replaced thereby. Such new Notes shall be issued in substitution for, but not in satisfaction or payment of, the Notes being replaced thereby and such new Notes shall be treated as Notes for purposes of this Agreement; and

          (c) the assigning Bank shall pay to the Agent an administrative fee of $2,500.

Upon the execution and delivery of such Assignment Certificate and such new Notes, and effective as of the effective date thereof (i) this Agreement shall be deemed to be amended to the extent, and only to the extent, necessary to reflect the addition of such additional Bank and the resulting adjustment of the Percentages arising therefrom, (ii) the assigning Bank shall be relieved of all obligations hereunder to the extent of the reduction of the assigning Bank's Percentage, and (iii) the Applicant shall become a party hereto and shall be entitled to all rights, benefits and privileges accorded to a Bank herein and in each other Loan Document or other document or instrument executed pursuant hereto and subject to all obligations of a Bank hereunder, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the Required Banks or all Banks. Promptly after the execution of any Assignment Certificate, a copy thereof shall be delivered by the Agent to each Bank and to the Borrower. In order to facilitate the addition of additional Banks hereto, the Borrower and the Banks shall cooperate fully with the Agent in connection therewith and shall provide all reasonable assistance requested by the Agent relating thereto, including, without limitation, the furnishing of such written materials and financial information regarding the Borrower as the Agent may reasonably request, the execution of such documents as the Agent may reasonably request with respect thereto, and the participation by officers of the Borrower, and the Banks in a meeting or teleconference call with any Applicant upon the request of the Agent.

          Section 8.15 Participation. In addition to the rights granted in
                       -------------
Section 8.14, provided the Agent and, if no Default Period exists the Borrower, have consented thereto, each Bank may grant participations in all or a portion of its Notes, Advances, and Facility Amounts to any domestic bank, insurance company, financial institution or an affiliate of such Bank. No holder of any such participation, however, shall be entitled to require any Bank to take or omit to take any action hereunder except those actions described in Section 9.4 requiring consent of all Banks. The Banks shall not, as among the Borrower, the Agent and the Banks, be relieved of any of their respective obligations hereunder as a result of any such granting of a participation. The Borrower hereby acknowledges and agrees that any participation described in this Section 8.15 may rely upon, and possess all rights under, any opinions, certificates, or other instruments or documents delivered under or in connection with any Loan Document. Except as set forth in this Section 8.15, no Bank may grant any participation in the Notes, Advances, Acceptances or Commitments.

          Section 8.16 Borrower not a Beneficiary or Party. Except with respect
                       -----------------------------------
to the limitation of liability applicable to the Banks under Section 8.13 and the Borrower's right to approve additional Banks in accordance with Section 8.14, the provisions and agreements in this Article VIII are solely among the Banks and the Agent and the Borrower shall not be considered a party thereto or a beneficiary thereof.

                                  ARTICLE IX

                                 Miscellaneous

          Section 9.1 No Waiver; Cumulative Remedies. No failure or delay on the
                      ------------------------------
part of the Bank in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall the Bank's acceptance of payments while any Default Period exists operate as a waiver of such Default or Event of Default, or any right, power or remedy under the Loan Documents; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

          Section 9.2 Amendments, Etc. No amendment, modification, termination
                      ---------------
or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          Section 9.3 Notices. Except as otherwise expressly provided herein,
                      -------
all notices and other communications hereunder shall be in writing and shall be
(i) personally delivered, (ii) transmitted by registered mail, postage prepaid,
(iii) sent by Federal Express or similar expedited delivery service, or (iv) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth by its signature below, or, if telecopied, transmitted to that party at its telecopier number set forth by its signature below; or, as to each party, at such other address or telecopier number as may hereafter be designated in a notice by that party to the other party complying with the terms of this Section. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally or by mail, (ii) the date of receipt, if delivered by Federal Express or similar expedited delivery service, or (iii) the date of transmission if delivered by telecopy, except that notices or requests to the Bank pursuant to any of the provisions of Article II shall not be effective until received.

          Section 9.4 Consent of Required Banks; Amendments, Requested Waivers,
                      ---------------------------------------------------------
Etc.
----

          (a) Except as provided in Subsection (b), the Banks' consent as required by any provision of this Agreement shall be deemed given by the consent of the Required Banks.

          (b) No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a security interest in collateral securing the Obligations or the Guaranties shall be effective unless the same shall be in writing and signed by the Required Banks and, if the rights or duties of the Agent are affected thereby, by the Agent; provided, however, that
                                                   --------  -------
     unless in writing and signed by each Bank affected thereby, no amendment, modification, termination, waiver or consent shall, do any of the following: (i) increase the amount of any Bank's Facility Amount; (ii) reduce the amount of any payment of principal of or interest on a Bank's Advances or the fees payable to such Bank hereunder; (iii) except as otherwise provided in Section 8.5, postpone any date fixed for any payment of principal of or interest on such Banks' Advances or the fees payable to such Bank hereunder; (iv) change the definitions of "Borrowing Base" or "Required Banks," or any other definitions referred to therein or necessary to the understanding thereof; (v) release of Collateral in an amount exceeding $500,000 in the aggregate during any fiscal year; or (vi) amend this Section 9.4 or any other provision of this Agreement requiring the consent or other action of all of the Banks. Any waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances; provided, further, that the Agent
                                               --------  -------
     may release up to $500,000 in the aggregate of Collateral in any fiscal year without further consent by any Bank.

          Section 9.5 Disclosure of Information. The Borrower authorizes the
                      -------------------------
Agent to disclose to any participant or assignee (each, a "Transferee") and any prospective Transferee any and all financial and other information in the Agent's possession concerning the Borrower which has been delivered to the Agent by the Borrower pursuant to this Agreement or which has been delivered to the Agent by the Borrower in connection with the Agent's credit evaluation of the Borrower before entering into this Agreement.

          Section 9.6 Costs and Expenses. The Borrower shall pay on demand all
                      ------------------
costs and expenses incurred by the Agent in connection with the negotiation, preparation, execution, administration, amendment or enforcement of the Loan Documents, Guarantor Documents and the other instruments and documents to be delivered hereunder and thereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto, whether paid to outside counsel or allocated to the Agent by in-house counsel. The Borrower shall also pay and reimburse the Agent for all of its out-of-pocket and allocated costs incurred in connection with each audit or examination conducted by the Agent, its employees or agents, which audits and examinations shall be for the sole benefit of the Agent. The Borrower shall also pay on demand all costs and expenses incurred by any Bank in connection with the enforcement of the Loan Documents, Guarantor Documents and the other instruments and documents to be delivered hereunder and thereunder, including the reasonable fees and out-of-pocket expenses of counsel for each Bank with respect thereto, whether paid to outside counsel or allocated to a Bank by in-house counsel.

          Section 9.7  Indemnification by Borrower. The Borrower shall indemnify
                       ---------------------------
each Bank and each officer, director, employee and agent of each Bank (herein individually each called an "Indemnitee" and collectively called the "Indemnitees") from and against any and all losses, claims, damages, reasonable expenses (including, without limitation, reasonable attorneys' fees) and liabilities (all of the foregoing being herein called the "Indemnified Liabilities") incurred by an Indemnitee in connection with or arising out of the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the use of the proceeds of any Advance (including but not limited to any such loss, claim, damage, expense or liability arising out of any claim in which it is alleged that any Environmental Law has been breached with respect to any activity or property of the Borrower), except for any portion of such losses, claims, damages, expenses or liabilities incurred solely as a result of the gross negligence or willful misconduct of the applicable Indemnitee. If and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section shall survive any termination of this Agreement.

          Section 9.8  Execution in Counterparts. This Agreement and the other
                       -------------------------
Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement or such other Loan Document, as the case may be, taken together, shall constitute but one and the same instrument.

          Section 9.9  Binding Effect, Assignment. The Loan Documents shall be
                       --------------------------
binding upon and inure to the benefit of the Borrower, the Agent and the Banks and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of the Agent and all the Banks.

          Section 9.10 Governing Law. The Loan Documents shall be governed by,
                       -------------
and construed in accordance with, the laws of the State of Minnesota.

          Section 9.11 Severability of Provisions. Any provision of this
                       --------------------------
Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

          Section 9.12 Prior Agreements. This Agreement and the other Loan
                       ----------------
Documents and related documents described herein restate and supersede in their entirety any and all prior agreements and understandings, oral or written, among the Agent, the Banks and the Borrower.

          Section 9.13 Headings. Article and Section headings in this Agreement
                       --------
are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          Section 9.14 Consent to Jurisdiction. The Borrower irrevocably (i)
                       -----------------------
agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or any other Loan Document may be brought in a court of record in Hennepin County in the State of Minnesota or in the Courts of the United States located in such State, (ii) consents to the jurisdiction of each such court in any suit, action or proceeding, (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum, and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          SECTION 9.15 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND THE
                       --------------------
BANKS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT AND THE NOTE OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Address:                                       NATIONWIDE ELECTRIC, INC.

2800 Metropolitan Center
333 South Seventh Street
Minneapolis, Minnesota 55402                   By /s/ Fredrick C. Green, IV
                                                  ---------------------------
Attention: Frederick C. Green, IV                 Frederick C. Green, IV
Telecopier: 612-371-8036                          Its President
Tax ID No.: 43-1807205

With a copy of all notices to:

1201 Walnut, 13th Floor
Kansas City, Missouri 64106
Attention: Mr. Frank R. Clark
Telecopier: 816-556-2337

Address:                                     NORWEST BANK MINNESOTA,
                                               NATIONAL ASSOCIATION,
Sixth Street and Marquette Avenue              as Agent
Minneapolis, Minnesota 55479-0091
Attention: Ms. Laura Schmaltz Oberst
Telecopier: 612-667-4144

                                             By /s/ Laura Schmaltz Oberst
                                               ------------------------------
                                               Laura Schmaltz Oberst
                                               Its Vice President

Address:                                     NORWEST BANK MINNESOTA,
                                               NATIONAL ASSOCIATION,
Sixth Street and Marquette Avenue              as Bank
Minneapolis, Minnesota 55479-0091
Attention: Ms. Laura Schmaltz Oberst
Telecopier: 612-667-4144
                                             By /s/ Laura Schmaltz Oberst
                                               ------------------------------
Revolving Facility Amount: $7,500,000          Laura Schmaltz Oberst
Revolving Facility Percentage: 50%             Its Vice President
Term Facility Amount: $7,500,000
Term Facility Percentage: 50%

416 West Jefferson                           BANK ONE KENTUCKY, N.A.
Louisville, KY 40203
Attention: Earl A. Dorsey, Jr.
Telecopier: 502/566-2367
                                             By /s/ Earl A. Dorsey
                                               ------------------------------
Revolving Facility Amount: $7,500,000          Its  Senior Vice President
Revolving Facility Percentage: 50%                ---------------------------
Term Facility Amount: $7,500,000
Term Facility Percentage: 50%